UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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Enpro Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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2025 Notice of Annual Meeting and Proxy Statement

ENPRO

Annual Meeting of Shareholders

The 2025 Annual Meeting of Shareholders of Enpro Inc.
will be held at:

5605 Carnegie Boulevard, Suite 500,
Charlotte, North Carolina 28209

Wednesday, April 30, 2025 at 11:30 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend our annual shareholders meeting, we encourage you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, reducing postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

Internet voting is available 24 hours a day, 7 days a week.

Instructions:

1.	Read our proxy statement.
2.	Go to the following website: www.proxyvote.com
3.	Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. If you elect this option, we will deliver our annual report, proxy statement, and other correspondence to you via email.

Vote by telephone

1-800-690-6903 via touch-tone phone

Telephonic voting is available toll-free 24 hours a day, 7 days a week.

Instructions:

1.	Read our proxy statement.
2.	Call toll-free 1-800-690-6903.
3.	Have your proxy card or voting instruction form in hand and follow the instructions.

Mailing date

We will begin mailing proxy materials to registered shareholders on or around March 24, 2025.

2025 PROXY STATEMENT	ENPRO INC.

Enpro Inc. 5605 Carnegie Boulevard Suite 500 Charlotte, North Carolina 28209

Letter from our

President and Chief Executive Officer

Dear Shareholder: On behalf of the board of directors and management of Enpro Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, on Wednesday, April 30, 2025 at 11:30 a.m.

This year, our shareholders will be asked to:

•	Elect as directors the ten nominees whose qualifications and experience are described in our proxy statement.

•	Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.

•	Approve the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan.

•	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

•	Consider any other business that may be properly brought before the annual meeting.

The business of the meeting, including each of the four proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Eric A. Vaillancourt

President and Chief Executive Officer

March 24, 2025

2025 PROXY STATEMENT	i	ENPRO INC.

Enpro Inc. 5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209

Notice of 2025

Annual Meeting of Shareholders

DATE:	Wednesday, April 30, 2025

TIME:	11:30 a.m. (Eastern Time)

PLACE:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina.

RECORD DATE:	March 7, 2025. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

PROXY VOTING:	Your vote is Important. Whether or not you expect to attend our shareholders meeting, we urge you to vote your shares. Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

ITEMS OF BUSINESS AND BOARD VOTING RECOMMEDATIONS:	Proposal No.	Description of Proposal	Board Voting Recommendation	Page
	1	Elect ten directors from the nominees described in the accompanying proxy statement	“For” each director nominee	8
	2	Advisory vote to approve executive compensation	“For”	24
	3	Approve the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan	“For”	58
	4	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	“For”	65

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON APRIL 30, 2025: The proxy statement and 2024 annual report to shareholders are available at:

http://www.enpro.com/shareholder-meeting.

By order of the Board of Directors,

Thomas A. Price

Secretary

March 24, 2025

2025 PROXY STATEMENT	ii	ENPRO INC.

Proxy statement highlights

This summary highlights information contained elsewhere in our proxy statement. Because this summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Enpro at a glance

Headquarters in **Charlotte, NC**

15 principal manufacturing facilities

~3,500 global employees

Optimized portfolio in place to drive high-margin growth

- Focus on organic growth in areas with applied engineering differentiation, specified position and an aftermarket component.
- Use strong liquidity position and free cash flow to reinvest in profitable organic growth opportunities while selectively pursuing strategic acquisitions that expand our market, technology and engineering capabilities.
- Leverage our continuous improvement culture to sustain and improve strong margins and cash flow investment.
- Maximizing shareholder value with a firm commitment to our customers, colleagues and communities.

2024 Financial Performance Highlights

$ 1.0 billion
revenue

54%
aftermarket revenue %

$72.9 million
Net income attributable to Enpro Inc.

$25.3 million
returned to shareholders through dividends

Empowering technology with purpose

At Enpro, our purpose lies in helping others achieve theirs. We provide critical products and solutions in a variety of leading-edge applications that shape our world. Our applied engineering capabilities, process technologies and generational knowledge help shape safer, more productive process environments for customers in a variety of critically important and growing end markets. We drive success for our customers, while developing our colleagues and encouraging community growth and protection of our environment.

Success is driven by our core values

- **Safety:** Our responsibility is to create an environment built upon trust and centered around the health and safety of one another, our families, our communities, and our partners.
- **Excellence:** We challenge ourselves to always evolve, go beyond expectations, and show up at our best.
- **Respect:** We are passionate professionals with diverse talents and backgrounds that are empowered to inspire each other.

Companies overview

- **Sealing Technologies:** *Safeguarding Critical Environments*

Garlock STEMCO Technetics

- **Advanced Surface Technologies:** *Precision Products and Solutions for the Leading Edge*

NxEdge Technetics semi LeanTeq Alluxa

2024 revenue contribution

2025 PROXY STATEMENT	1	ENPRO INC.

PROXY STATEMENT SUMMARY	BOARD OF DIRECTORS OVERVIEW

Board of directors overview

See “Proposal 1—Election of directors” (page 8) and “Corporate governance policies and practices” (page 19) for more information.

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experiences, perspectives, skills, and industry and market backgrounds, as well as varying lengths of tenure, are critical elements of a highly functioning board.

Our director nominees

			Committee memberships
Director nominees	Age	Indep.	AC	CC	NC	EC

Eric A. Vaillancourt President and Chief Executive Officer, Enpro Inc.	61					Chair
William Abbey Executive Vice President and Chief Commercial Officer, Arm Limited	54	•	•	•	•
Allison K. Aden Executive Vice President, Chief Financial Officer and Treasurer, Cavco Industries, Inc.	63	•	•	•	•
Thomas M. Botts Retired Executive Vice President, Global Manufacturing, Shell Downstream Inc.	70	•	•	Chair	•	•
Felix M. Brueck Director Emeritus, McKinsey & Company, Inc.	69	•	•	•	•
Adele M. Gulfo Former Chief Executive Officer, Biopharma Commercial Unit, Sumitomo Pharma America	62	•	•	•	•
David L. Hauser (Chairman of the Board) Former Chairman and Chief Executive Officer, FairPoint Communications, Inc.	73	•	•	•	•	•
John Humphrey Former Executive Vice President and Chief Financial Officer, Roper Technologies, Inc.	59	•	Chair	•	•	•
Ronald C. Keating President and Chief Executive Officer, Excelitas Technologies Corp.	56	•	•	•	•
Judith A. Reinsdorf Former Executive Vice President and General Counsel, Johnson Controls International plc	61	•	•	•	Chair	•

AC	—	Audit and Risk Management Committee	CC	—	Compensation and Human Resources Committee
NC	—	Nominating and Corporate Governance Committee	EC	—	Executive Committee

2025 PROXY STATEMENT	2	ENPRO INC.

PROXY STATEMENT SUMMARY	BOARD OF DIRECTORS OVERVIEW

Board snapshot: tenure and diversity

2025 PROXY STATEMENT	3	ENPRO INC.

PROXY STATEMENT SUMMARY	Governance policies and practices overview

Governance policies and practices overview

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

Board refreshment	Board refreshment balances experience with fresh insights and expands diversity Five new directors joined the board of directors in the past five years
Accountability to shareholders	Annual director elections Resignation policy for directors who fail to get majority vote Annual “say-on-pay” vote Annual shareholder outreach, with proactive and regular engagement throughout the year
Annual assessment	Annual Board, committee and individual director evaluations
Alignment with shareholder interests	All directors own company stock Stringent stock ownership guidelines for directors, executives and other key employees Anti-pledging and anti-hedging policies
Independent board	Independent board chair Independent directors meet regularly in executive sessions without management
Succession planning	Annual review of management and director succession planning and management development by the board of directors
Sustainability and social responsibility	Nominating and Corporate Governance Committee advises on sustainability and social responsibility matters and receives regular updates from the management team

Shareholder engagement

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, business continuity and sustainability initiatives, and governance, management succession and compensation practices.

~200	Top 30

Regular discussions with current and potential shareholders, representing 60% of outstanding shares	Shareholders proactively engaged on corporate governance matters, representing 85% of outstanding shares

During these conversations, our shareholders noted general support for our company-wide compensation, retention and benefits programs. We communicate investor feedback on our compensation practices to the Compensation and Human Resources Committee and take shareholder views into account as we seek to align our policies and practices with their interests.

2025 PROXY STATEMENT	4	ENPRO INC.

PROXY STATEMENT SUMMARY	Executive compensation overview

Executive compensation overview

For more information, see “Proposal 2—Advisory vote approving executive compensation” (page 24), “Compensation discussion and analysis” (page 25) and “Executive compensation” (page 40).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success. Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive management who are capable of driving our success and building value for our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to larger payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests and are aligned with enterprise value creation;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. In 2024, we awarded stock options and restricted stock units that vest over three years and Performance Share Awards that vest based on our relative total shareholder return over a three-year period, both to encourage retention and to provide incentives for performance to increase the value of our shares.

We have structured our compensation programs to align with the interests of our shareholders and to result in payment based on our performance.

We employ best practices in executive compensation.

•	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.
•	We align the interests of our executive officers with the interests of our shareholders.
•	Our long-term incentive compensation is focused on the relative and absolute returns to shareholders, while aligning the experience of management with that of our shareholders.
•	We require our senior officers to own and retain meaningful amounts of Enpro stock and to increase their ownership as their levels of responsibility increase.
•	Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation programs. The consultant reports directly to the committee and provides no other services to our company.
•	We have very limited perquisites.
•	We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.
•	Our policies prohibit executives from hedging ownership of Enpro stock and pledging Enpro stock.
•	Our clawback policies entitle us to recover certain performance-based compensation from executive officers in the event of a restatement of our financial results.

2025 PROXY STATEMENT	5	ENPRO INC.

PROXY STATEMENT SUMMARY	Executive compensation overview

Compensation analysis

2024 target compensation rewards success. The following charts show the relative portion of our Chief Executive Officer’s 2024 target compensation and the average target compensation of the other named executive officers included in the summary compensation table appearing on page 40. Target compensation consists of the base salary for 2024, target annual performance-based cash compensation awards made in 2024, target Performance Share Awards (PSAs), stock options and restricted stock units (RSUs) awarded in 2024 (based on the grant date value of such equity awards) and other 2024 compensation, principally company contributions to defined contribution retirement plans.

The following table summarizes key characteristics of the annual performance plan awards and long-term equity awards granted to executive officers in 2024:

Compensation Element	Key Characteristics
Annual Performance Plan Awards	Based on pre-established company goals relating to adjusted EBITDA and cash flow return on operating capital (“Cash Flow ROIC”) measured against companywide achievement.
Performance Share Awards	Grants with payout based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). The Performance Share Awards are denominated as stock units, with units being paid out in an equal number of shares of common stock plus cash in an amount equal to the dividend equivalents.
Stock Options	The stock options vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the grant date, with a per share exercise price equal to the closing stock price on the date of the grant. No vesting upon a change in control if the awards are assumed by the acquirer.
Restricted Stock Units	Awards vest in equal installments on the first, second and third anniversaries of the date of the award generally subject to continued employment. No vesting upon a change in control if the awards are assumed by the acquirer.

Compensation program outcomes. The Committee selected the performance measures for the awards made in 2024 under our annual performance plan because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. In February 2022, executive officers were granted Performance Share Awards, similar to the Performance Share Awards granted in 2024, but with a three-year performance period that ended on December 31, 2024 and are paid solely in cash based on the value of our shares at the time of payout. The following summarizes the actual payout to the executive officers, relative to the target levels, for 2024 under the annual performance plan and of the Performance Share Awards for the 2022-2024 performance cycle.

2025 PROXY STATEMENT	6	ENPRO INC.

PROXY STATEMENT SUMMARY	Sustainability and social responsibility highlights

2024 Annual Performance Plan

129.3% of target payout, based on achievement of between the threshold and target levels of Adjusted EBITDA, as weakened demand in our Advanced Surface Technologies segment was mostly offset by strong operating performance across our Sealing Technologies segment, and above-target achievement of Cash Flow ROIC due to disciplined working capital management

2022-2024 Performance Share Awards 150% of target vesting that reflects our rTSR ranking at the 74th percentile relative to the S&P SmallCap 600 Capital Goods Index

Changes for 2025. The 2025 compensation program is structurally similar to the 2024 program, except that the weighting of the performance measures under the annual performance plan was adjusted to 70% based on adjusted EBITDA and 30% based on Cash Flow ROIC.

Sustainability and social responsibility highlights

Enpro’s commitment to sustainability and social responsibility is reflected in our ongoing efforts to create long-term value for our stakeholders while minimizing our environmental footprint and fostering positive social impact. For more information on our sustainability policies and programs, please see our most recent Sustainability Report, which is available on our website, www.enpro.com.

Progress on our sustainability and social responsibility priorities

1	Advance sustainability topics in Enpro’s Risk Management Framework

•      Conducted a materiality assessment to identify sustainability-related risks and opportunities considering both financial and impact materiality

•      Continued quarterly meetings with the Board-appointed Sustainability Committee to review alignment of sustainability initiatives with the company’s business strategy and identified risks and opportunities, with quarterly updates to the Board

2	Continue Climate-related Actions with enterprise-wide participation

•      Reduced overall annual Scope 1 and Scope 2 greenhouse gas emissions from Enpro manufacturing and warehousing operations by greater than 8% against the baseline year of 2022

•      Initiated an assessment of physical and transitional risks under various climate scenarios, including a scenario in line with limiting global warning to 1.5° C

•      Developing an inventory to track Scope 3 emissions from Enpro operations beginning in 2025

3	Continue enterprise-wide Safety, Sustainability & Compliance training with enhanced communication and reporting

•      Supported Safety Action Teams at each our manufacturing locations, enabling ownership safety initiatives at the facility-level

•      Established a Sustainability Community of Practice that meets quarterly to integrate sustainability strategies and principles across Enpro businesses

•      Continued Ethical Business and Risk Assessment Training enterprise-wide

4	Further efforts on Workforce and Respect

•      Launched “We Are Enpro” workshops to promote our cultural emphasis on Empowering People with Purpose and the dual bottom line

•      Leveraged tools and processes to identify talented potential employees, including robust recruiting platforms to identify candidate slates and panel interviews designed to bring varied perspectives and experiences to the table, always with the goal of hiring the best person for the role

5	Cultivate sustainability considerations in Product and Life Cycle Management

•      Developed a Supply Chain Leadership Council to share best practices, facilitate continuity of supply, manage costs and establish of key material category teams across the entire enterprise

•      Continued using a Supply Chain Risk Management tool that allows tracking and monitoring of Moody’s Sustainability ratings of the top 400 suppliers across our businesses

•      Continue implementing an enterprise-wide Supplier Code of Conduct guided by the principles found in the U.N. Guiding Principles for Business and Human Rights

2025 PROXY STATEMENT	7	ENPRO INC.

Proposal 1—Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders will elect ten directors who will hold office until our 2026 annual meeting or until their respective successors are elected and qualified. All of the nominees are incumbent directors whose current terms expire upon the election of directors at the meeting.

In selecting new members to the board, we have sought individuals with diverse skills and experiences to complement those of the other directors. Allison K. Aden, who joined the board in November 2024, brings deep expertise in accounting, financial reporting, corporate strategy, mergers and acquisitions, IT and cybersecurity. Ms. Aden is one of four new independent directors added to the board over the past four years as the result of deliberative processes undertaken by the Nominating and Corporate Governance Committee of our board of directors. This committee is composed entirely of independent directors, and Ms. Aden was recommended to the Nominating and Corporate Governance Committee by a director search firm retained by the Nominating and Corporate Governance Committee.

All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws, no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of these nominees.

2025 PROXY STATEMENT	8	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Nominees for election

Eric A. Vaillancourt

Chief Executive Officer
and President

Age 61

Director since 2021

Experience: Mr. Vaillancourt has served as our President and Chief Executive Officer since November 28, 2021, having served as our Interim President and Chief Executive Officer since August 2, 2021.

Prior to his appointment as Interim President and Chief Executive Officer, Mr. Vaillancourt served as President of Enpro’s Sealing Technologies segment since August 26, 2020. Prior to that, Mr. Vaillancourt served as President, STEMCO division beginning in July 2018. Prior to that, he served as President, Garlock division since November 2014. Since joining the company in 2009, he has also served as President, Garlock Sealing Products and as Vice President, Sales and Marketing of the Garlock division. Prior to joining Enpro in 2009, Mr. Vaillancourt held positions of increasing responsibility with

Bluelinx Corporation, culminating in his position as Regional Vice President North-Sales and Distribution.

Mr. Vaillancourt received a B.S. in Business Management from Empire State College and completed the Harvard Management Program in 2014.

Qualifications:

•   Over 30 years of general management, operations and commercial experience during a variety of business cycles and environments.

•   Over 13 years in divisional management and senior corporate executive roles at Enpro, including as our Chief Executive Officer.

•   Extensive experience in strategic planning, including mergers and acquisitions.

•   Continuous improvement and profit maximization skills driving structural improvement throughout Enpro.

•   Active involvement in, and deep understanding of, our company’s operations and markets.

•   Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

William Abbey

Age 54

Director since 2022

Experience: Mr. Abbey’s career is focused on the semiconductor industry. Since April 2023, Mr. Abbey has served as Executive Vice President and Chief Commercial Officer at Arm Limited, a global semiconductor leader, having previously served as its Senior Vice President of Sales and Partner Enablement since April 2017. Since joining Arm in 2004, Mr. Abbey has held a number of leadership roles, including Senior Vice President of Sales and Partner Enablement, General Manager of the Physical Design group and Vice President of Commercial Operations for the Physical IP Division. Prior to joining Arm, Mr. Abbey worked in product management positions at Celoxica, Infineon Technologies, and Loughborough Sound Images.

Mr. Abbey earned a B.Eng. from Sheffield Hallam University in England.

Qualifications:

•   Deep insight across the global semiconductor ecosystem, including with respect to the most leading-edge technologies.

•   Extensive international business experience.

•   Broad managerial experience in sales and commercial operations.

2025 PROXY STATEMENT	9	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Allison K. Aden

Age 63

Director since 2024

Experience: Ms. Aden has served as Executive Vice President, Chief Financial Officer and Treasurer of Cavco Industries, Inc., a leading producer of factory-built housing, since August 2021. Prior to joining Cavco, Ms. Aden served as Executive Vice President and Chief Financial Officer of Diversified Technologies LLC, an industry-leading technology solutions provider delivering innovative digital media, collaborative, broadcasting, electronic security and integrated IT solutions, from July 2018 to August 2021. Ms. Aden served from November 2015 to May 2018 as Executive Vice President and Chief Financial Officer of Schweitzer-Mauduit International, Inc.,

a leading global provider of highly engineered solutions and advanced materials for a variety of industries.

Ms. Aden has also held key financial management positions with Americold Realty Trust, Brambles Limited, LNR Property Corporation, and PRG-Schultz International.

Ms. Aden is a Certified Public Accountant.

Ms. Aden received a B.S.B.A. in Finance and an M.B.A from the University of Missouri.

Qualifications:

•   Thirty-year finance veteran with deep expertise in accounting, financial reporting, corporate strategy, mergers and acquisitions, IT and cybersecurity.

•   Experience across various sectors, including manufacturing, information technology, financial services and commercial real estate development.

•   Demonstrated track record of leadership, execution and strategic and operational success.

Thomas M. Botts

Age 70

Director since 2012

Experience: Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as Executive Vice President, Global Manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the

American Petroleum Institute Downstream Committee, and a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Public company directorships in the last five years:

•   John Wood Group PLC

Qualifications:

•   Thirty-five years of global business experience in oil and gas exploration, production and refining and petrochemical manufacturing.

•   Extensive experience in our oil, gas and petrochemical markets.

•   Successful leadership in business transformation in large scale, multi-country organizations.

2025 PROXY STATEMENT	10	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Felix M. Brueck

Age 69

Director since 2014

Experience: Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness

Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice. Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH.

Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•   Expertise and insights developed over 30 years into operational and organizational strategies and structures across the broad range of industries in which Enpro operates.

•   Skill and experience in leadership development and optimizing productivity.

•   Experience as an advisor to companies around the world regarding global markets, business environments and practices.

Adele M. Gulfo

Age 62

Director since 2018

Experience: Ms. Gulfo served as the Chief Executive Officer, Biopharma Commercial Unit of Sumitomo Pharma America from July 2023 to September 2024 and as the Chief Business and Commercial Development Officer at Sumitovant Biopharma from December 2019 to September 2024. Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V. (now Viatris) from January 2014 to January 2018. Before joining Mylan, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care. She also ran Commercial Operations and the Managed Markets organization across Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca

Pharmaceuticals and at the Parke-Davis division of Warner-Lambert (which later merged with Pfizer), and, as the Senior Director, Cardiovascular Marketing for that company, she launched Lipitor, the best-selling pharmaceutical product.

Ms. Gulfo holds a B.S. in Biology from Seton Hall University and an M.B.A. in Marketing from Fairleigh Dickinson University.

Current public company directorships:

•   Tyra Biosciences, Inc.

Public company directorships in the last five years:

•   Bemis Company, Inc.

•   Medexus Pharmaceuticals Inc.

•   Myovant Sciences Ltd.

Qualifications:

•   Extensive commercial development, marketing and general management background, with deep experience in global markets and the pharmaceutical industry.

•   Executive experience in multiple firms with strategic planning, transforming commercial operations, maximizing efficiency and increasing employee engagement.

2025 PROXY STATEMENT	11	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

David L. Hauser
Independent Chairman of the Board

Age 73

Director since 2007

Experience: Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to that company from August 2010 until March 2011. Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to November 2003.

During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a past member of the board of trustees of Furman University and a past member of the board of trustees of the University of North Carolina at Charlotte. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•   OGE Energy Corp.

Qualifications:

•   Training and experience in various accounting and financial reporting roles.

•   Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•   Understanding of public company strategic and corporate planning, including capital allocation.

John Humphrey

Age 59

Director since 2015

Experience: From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•   Ingersoll Rand Inc.

•   O-I Glass, Inc.

Qualifications:

•   Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•   Experience with international markets, business environments and practices.

•   Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•   Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

2025 PROXY STATEMENT	12	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	NOMINEES FOR ELECTION

Ronald C. Keating

Age 56

Director since 2023

Experience: Since October 2023, Mr. Keating has served as President, Chief Executive Officer and a director of Excelitas Technologies Corp., an industrial technology manufacturer focused on delivering innovative, market-driven photonic solutions. Mr. Keating served as President, Chief Executive Officer and a director of Evoqua Water Technologies Corp., a global provider of water and wastewater treatment solutions and services, from December 2014 to September 2023. Prior to joining Evoqua, Mr. Keating was with Contech Engineered Solutions LLC, a provider of infrastructure products, including bridges, drainage systems, storm-water solutions, retaining walls and earth stabilization products, serving as its Chairman, President and Chief Executive Officer from May 2008 to November 2014 and as its President and

Chief Operating Officer from August 2007 to May 2008. Prior to joining Contech, Mr. Keating served in various senior management roles and held senior leadership positions at Kennametal Inc. and Ingersoll-Rand Inc.

Mr. Keating received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Industrial Distribution from Texas A&M University.

Public company directorships in the last five years:

•   Evoqua Water Technologies Corp.

•   US Ecology, Inc.

Qualifications:

•   Experience and perspective as a President and Chief Executive Officer of a NYSE-listed global manufacturer.

•   Extensive senior management and operating experience, including over 15 years as a Chief Executive Officer and board of directors member.

•   Experience in and knowledge of mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, audit, risk, cybersecurity, executive compensation and benefits and international markets.

Judith A. Reinsdorf

Age 61

Director since 2021

Experience: Ms. Reinsdorf served, from March 2007 until her retirement in November 2017, as Executive Vice President and General Counsel of Johnson Controls International plc, a global leader in building products and technology and integrated solutions, which was known as Tyco International plc until September 2016. Prior to that, Ms. Reinsdorf served as General Counsel and Secretary of C.R. Bard, Inc., Vice President and Associate General Counsel of Pharmacia Corporation and Chief Legal Counsel of Monsanto Company.

Ms. Reinsdorf received a B.A. from the University of Rochester and a J.D. from Cornell Law School.

Current public company directorships:

•   Nurix Therapeutics, Inc.

•   Toll Brothers, Inc.

Public company directorships in the last five years:

•   Alexion Pharmaceuticals, Inc.

•   The Dun & Bradstreet Corporation

•   Cornerstone Building Brands, Inc.

Qualifications:

•   Strong expertise in corporate governance, risk management and legal matters.

•   Broad experience in strategic planning, global compliance, data privacy, and regulatory matters.

•   Extensive global and deep M&A experience, including leading legal, EHS and public affairs functions at large U.S. public companies with complex global operations and in regulated industries.

•   Deep experience in many of Enpro’s end markets, including growth markets such as pharmaceuticals.

2025 PROXY STATEMENT	13	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	Director independence

Director independence

The Enpro board believes a substantial majority of its directors should be independent. In connection with its nomination of the director nominees listed in this proxy statement, the board considered the independence of each person nominated by the board of directors for election as a director and determined that each of the nominees, other than Mr. Vaillancourt, is independent. Mr. Vaillancourt is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the listing standards of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us). Each director has completed a questionnaire to identify any relationships he or she may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, including the relationship involving Mr. Keating described in “Compensation Committee interlocks and insider participation” below, the board determined that no director, except Mr. Vaillancourt, has a material relationship with the company other than as a director and all directors, except for Mr. Vaillancourt, are independent.

Director experiences and qualifications

Director Nominee Experience and Qualifications

Experience/Qualifications	Abbey	Aden	Botts	Brueck	Gulfo	Hauser	Humphrey	Keating	Reinsdorf	Vaillancourt
Corporate Governance		•				•	•	•	•
Designated Audit Committee Financial Expert		•				•	•
Government/Regulatory/Legal			•		•	•		•	•
Experience in One or More of Enpro’s End Markets	•		•	•	•			•	•	•
Human Resources/Compensation	•		•	•				•		•
International Experience	•	•	•	•	•	•	•	•	•	•
M&A/Business Development	•	•	•	•	•	•	•	•	•	•
Manufacturing/Operations	•	•	•	•			•	•		•
Risk Assessment/Risk Management		•				•	•	•	•	•
Sales/Marketing	•			•	•			•		•
Senior Leadership/Executive	•	•	•		•	•	•	•	•	•
Technical Innovation/Product Development	•			•	•			•

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business and industry experience, the composition of the existing board, and the candidate’s existing commitments to other businesses. All candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•	broad training and experience at the policy-making level in business, government, education, technology or philanthropy;
•	expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;
•	high integrity, strength of character and mature judgment essential to effective decision-making;

2025 PROXY STATEMENT	14	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	Director candidate qualifications

•	devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;
•	no significant conflict of interest; and
•	being at least 18 and no more than 74 years old. A candidate who has reached age 74 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors whose nomination is not immediately subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 74 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Director diversity

Enpro seeks directors with a diverse set of experiences, perspectives, skills and industry and market backgrounds, as well as tenure of service as a director. Our board of directors and its Nominating and Corporate Governance Committee believe this diversity helps the board to make sound decisions that drive shareholder value. Diversity of professional experience, skills and industry and market backgrounds is highlighted in the director experience and qualifications matrix presented above and in their respective biographies outlined on the foregoing pages. Our Corporate Governance Guidelines provide that when conducting searches for new directors, the Nominating and Corporate Governance Committee will take reasonable steps to include candidates in the pool of nominees consistent with our commitment to diversity, and any search firm engaged by the Nominating and Corporate Governance Committee will affirmatively be instructed to seek to include such candidates.

The following charts illustrate the tenure, age, gender and racial/ethnic identification of the nominees for election as directors.

Nomination process

The Nominating and Corporate Governance Committee annually reviews the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. In connection with nomination of the slate of directors that the board of directors proposes for election by the shareholders each year, the Nominating and Corporate Governance Committee evaluates incumbent directors’ continuation on the board of directors. Before recommending a sitting director for re-election, the Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above) and the skills identified in the matrix used by the Committee (as described above), as well as prior shareholder votes for the election of the director and applicable rules and requirements of the SEC and NYSE. An individual incumbent director’s re-nomination is dependent upon a performance assessment and suitability review conducted by the Committee. The performance assessment takes into account the director’s participation in and contribution to the activities of the board. The Committee will also consider whether there is any evolving need for additional skills. When the Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates.

2025 PROXY STATEMENT	15	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	Nomination process

The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors. The Committee may also ask the candidate to meet with management. If the Committee concludes a candidate has skills that would add value to the board and the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment, critical thinking skills essential to intelligent decision-making, experience in policy making and risk assessment, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Vaillancourt, our Chief Executive Officer, is the only current director who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valuable sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

•	an Executive Committee
•	an Audit and Risk Management Committee
•	a Compensation and Human Resources Committee
•	a Nominating and Corporate Governance Committee

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enpro.com. Click on “About Us” and then “Governance” and then “Committee Composition” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The Executive Committee is chaired by Mr. Vaillancourt and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers that may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2024.

Audit and Risk Management Committee. The Audit and Risk Management Committee, chaired by Mr. Humphrey, met four times in 2024. This committee assists the board in monitoring:

•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	our management of areas of significant risk (including insurance, pension, cybersecurity, environmental and litigation); and
•	the qualifications, independence and performance of our internal auditors and independent registered public accounting firm.

This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees.

2025 PROXY STATEMENT	16	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	Committee structure

The board of directors has determined that each of Ms. Aden, Mr. Hauser and Mr. Humphrey, members of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. At its February 2025 meeting, the board determined that Ms. Aden, Mr. Hauser and Mr. Humphrey, through their respective education and experience, including each of their respective experience serving as the chief financial officer of a large public company, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;
•	the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;
•	experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;
•	an understanding of internal controls and procedures for financial reporting; and
•	an understanding of audit committee functions.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee, chaired by Mr. Botts, met four times in 2024. This committee:

•	assists the board and management
•	in overseeing our human capital management strategies, including talent development and succession;
•	in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives, and
•	sets the salaries and annual bonus and long-term award structure and opportunities for our senior executives; and
•	assesses the performance of our Chief Executive Officer.

Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management and other colleagues. However, the Compensation and Human Resources Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year.

The committee annually reviews our human capital management and talent development strategies and more frequently considers matters with respect to employee safety, retention and diversity.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, chaired by Ms. Reinsdorf, met four times in 2024. This committee:

•	identifies and nominates individuals who are qualified to become members of the board;
•	assesses the effectiveness of the board and its committees;
•	recommends board committee assignments;
•	reviews our strategy, policies and processes with respect to environmental, social and sustainability matters, including advising the board and management on matters pertinent to sustainability; and
•	assists the board and management in exercising sound corporate governance and reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.”

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all processes with respect to the full board and each of the committees. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board. The results of these evaluations become the basis for discussions of board, committee and director performances, in addition to recommendations for improving in functionality of the board, each committee of the board and individual director contribution.

2025 PROXY STATEMENT	17	ENPRO INC.

PROPOSAL 1 — ELECTION OF DIRECTORS	Risk oversight

Risk oversight

The board of directors plays an active role, both as a whole and also at the committee level, in the oversight and management of the company’s risks. Management is responsible for the company’s day-to-day risk management activities and oversees areas of material risk, which include strategic, operational, financial, legal and regulatory, human capital, information technology, cybersecurity and physical security, sustainability and climate change, and reputational risks. The company has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise. The risk framework is integrated with the company’s annual planning, audit scoping, and control evaluation management by its internal auditor.

The involvement of the board in assessing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for Enpro. The board of directors regularly receives updates from management and outside advisors regarding this oversight responsibility.

In addition, the committees of the board of directors oversee certain aspects of risk management as presented below:

Audit and Risk Management Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee

Risks associated with:

•      financial matters, particularly financial reporting, accounting, disclosure, and internal controls

•      compliance with legal and regulatory requirements

•      cybersecurity matters

•      insurance, pension, environmental and litigation matters

Risks associated with:

•      the establishment and administration of executive compensation and equity-based compensation programs

•      performance of and succession planning with respect to executive officers

•      human capital management

Risks associated with: • board of director independence, effectiveness and organization, • director succession • sustainability and social responsibility matters

The Audit and Risk Management and the Compensation and Human Resources committees rely on the advice and counsel of our independent auditors and independent compensation consultant, respectively, to raise awareness of any risks that may arise during their respective regular reviews and audit of our financial statements and executive compensation policies and practices.

Meetings and attendance

The board met four times in 2024. Regularly scheduled board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. In 2024, each director attended at least 75% of the meetings of the full board and of the board committees on which he or she serves that were held during the period of the director’s service.

All directors are encouraged by policy to attend our annual meeting of shareholders and all director nominees who were then serving as directors attended our 2024 annual meeting. Generally, over the past decade no shareholders have attended our annual meetings other than directors, officers and corporate office employees who hold shares, and that was the case with respect to our 2024 annual meeting.

2025 PROXY STATEMENT	18	ENPRO INC.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•	the Chief Executive Officer should be the only employee who serves as a director subject to exceptions approved by the board of directors;
•	a substantial majority of the members of the board should be independent;
•	the board should hold regularly scheduled executive sessions without management present;
•	board members should be available to participate in our annual shareholders’ meeting; and
•	the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•	require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and
•	prohibit directors from using Enpro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all Enpro colleagues, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each director and officer certified compliance without exception in the first quarter of 2025.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enpro.com. From our home page, click on the “About Us” tab, then on “Governance,” then on “Corporate Governance Documents” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click “Corporate Governance Guidelines.”

Corporate social responsibility and sustainability

Our emphasis on corporate social responsibility and sustainability is at the core of how Enpro does business. We believe this focus creates long-term value for all stakeholders, while positioning our businesses for ongoing success. This focus aligns with and includes our strategy of attracting and retaining the most talented people across the organization, nurturing their physical and mental health, and fostering holistic development and well-being throughout their careers.

Board oversight. Our board of directors exercises oversight with respect to corporate social responsibility and sustainability matters directly and through its committees. For example, the Compensation and Human Resources Committee annually reviews our People Strategies, including talent development, and more frequently considers matters with respect to employee safety, retention and diversity and inclusion and the Nominating and Corporate Governance Committee reviews our strategy, policies and processes with respect to environmental, social and sustainability matters.

At the management level, strategic guidance and oversight of sustainability matters is provided by our Sustainability Committee, a cross-functional, board-appointed management committee charged with supporting Enpro’s stated purpose of being an enterprise focused on financial performance, human development and being an outstanding corporate citizen through an ongoing commitment to environmental stewardship, health and safety, corporate social responsibility, corporate governance, transparency and sustainability. Its responsibilities include analysis and reporting with respect to climate change impacts, greenhouse gas emissions, environmental and supply chain sustainability, product life cycle management, human rights, and

2025 PROXY STATEMENT	19	ENPRO INC.

Corporate governance policies and practices	Corporate social responsibility and sustainability

diversity and inclusion matters. The Sustainability Committee meets quarterly and reports directly to our board of directors at each regularly scheduled board meeting to assist the board in discharging its oversight responsibilities with respect to sustainability matters and to enable the board to incorporate sustainability-related topics into Enpro’s risk management frameworks and capital allocation and strategic decision-making.

Employee development. We strive to create an environment where all colleagues can flourish. We continue to build our culture as a foundation upon which we operate, and we believe human development and care for the communities and environments surrounding us leads to optimal financial performance; while the pursuit of optimal financial performance empowers our colleagues and drives enhancement of skills and improves decision-making.

As part of our ongoing employee development efforts, in 2025 we will continue to deploy our We Are Enpro program to all new hires to introduce each person to our culture, values, purpose, and principles. Additionally, as continuous improvement is a fundamental cornerstone to our way of working, we will also deploy leader training focused on High Impact Feedback and Growth Mindset for all people leaders to equip them to deliver meaningful feedback for employee growth and development.

As part of our commitment to our people, we provide a comprehensive compensation and benefits program that is designed to attract and retain employees. Our programs are structured to meet the evolving needs of our team members and their families. In the United States, we have increased the company-wide minimum wage to $17 per hour. Benefits in the United States also include a 401k plan with company match, an award-winning well-being program, flexible vacation and time off policies that include a “take what you need” program for salaried employees, enhanced employee assistance programs, tuition reimbursement for continuing education support, employer-paid disability, paid family leave, health savings accounts, flexible spending accounts, critical illness and accidental, death and dismemberment coverages.

Safety. Our core values are Safety, Excellence, and Respect. Our aim at Enpro is to live our values every day and we are proud of the safety culture that enables our team members to feel both physically and psychologically safe at work. Our values, the way we work together and our deep commitment to safety differentiates us.

We have an active and engaged EHS Community of Practice at Enpro. Our EHS leaders work as a global team to develop new initiatives and in 2024 Enpro continued to build upon our award-winning safety system, a cornerstone of our company’s culture. Enpro’s safety culture begins with each of our colleagues through engaged Safety Action Teams at all locations. In addition, we invest significant time familiarizing new team members to our culture, which is very likely unique from any place they have worked before. We regularly practice Leadership Safety Walks, where members of our leadership team conduct hazard identification activities at our sites around the world.

We continue to see progress in our journey towards alignment with ISO 45001, with three operations receiving third party ISO 45001 Certification in 2024. This alignment strengthens our safety culture and creates enhanced safety processes to drive consistency and repeatability. We enable all members of our EHS Community of Practice to be trained as ISO lead auditors and our internal Safety Audit program continues to progress toward alignment with ISO audit practices.

For 2024, our Total Recordable Incident Rate (TRIR) was 0.93 and Lost Time Case Rate (LTCR) was 0.30, making 2024 our second-best year ever for TRIR and LTCR, which each remained below our three-year average.

Diversity and inclusion. We believe that a diverse workforce is critical to our success, and we purposefully strive for a culture that reflects and embraces diversity of thought, backgrounds and perspectives, while encouraging belonging and psychological comfort. In alignment with our values, we infuse diversity and inclusion best practices in every aspect of the team member experience, from selection and hiring, through exit and off-boarding. We believe ongoing development of effective teams must include perspective-taking, emotional intelligence, respectful feedback and genuine appreciation for our purpose as an organization, as well as individually, all in addition to functional and technical skills-based training to retain talented team members. We seek to hire the most qualified and talented employees in compliance with applicable laws and regulations.

Supporting our communities. In connection with our commitment to promoting diversity and improving the communities where our employees live and work, in 2020, we launched the Enpro Foundation to support charitable, educational, and other organizations working to advance education, equality, diversity and the preservation of human dignity. The Foundation is managed by employees who volunteer their time and talents to fulfill this mission. Enpro has contributed $2.25 million to the Enpro Foundation since its formation in 2020 and our Foundation has made $1.1 million in donations, with a special focus on charitable organizations nominated by our colleagues. Through our Foundation, we have created and funded an employee assistance fund, administered by a third-party that specializes in this type of fund, where we assist employees that are facing difficult challenges, including family sickness, impact from natural disasters, or other tragedies, in a way that is objective, respectful and confidential.

Environmental sustainability. Enpro recognizes that climate change is a significant and complex challenge that we must address in partnership with all of our stakeholders. We are committed to diligently exploring all opportunities to reduce our energy usage and optimize our resources in an effort to minimize consequent greenhouse gas emissions. In recent years, we have divested certain carbon-intensive lines of business and selectively disengaged from market sectors that are highly carbon intensive. We have acquired businesses that are more technologically advanced and less carbon intensive.

2025 PROXY STATEMENT	20	ENPRO INC.

Corporate governance policies and practices	Corporate social responsibility and sustainability

Our products and solutions, such as highly engineered gaskets and seals, as well as cleaning and coating high-value tools in the semiconductor production process, safeguard our environment by preventing the release of harmful substances into the environment, while keeping volatile substances within a closed system for optimal operating performance. We also design, manufacture and sell solutions for renewable energy alternatives such as nuclear and hydrogen energy, provide safety applications that protect human life on our roads, and offer solutions that optimize supply chains, as in the semiconductor industry, while reducing their carbon footprint. Across Enpro, our high-value portfolio of critical solutions touches a variety of markets, where a failure could be catastrophic and result in the loss of human life or damage to the surrounding environment.

Enpro set a goal of reducing combined Scope 1 and Scope 2 GHG emissions by 3% per million dollars of revenue per year, as compared to the 2022 baseline year, in 2023, 2024, and 2025. Enpro established intensity-based GHG targets rather than absolute emissions reductions targets based on the company’s strategic focus and investments in strategic and organic growth, as well as the diversity of Enpro’s businesses. While individual manufacturing operations strive for absolute emissions reductions, the enterprise-wide intensity target is more compatible with tracking improved carbon efficiency as our businesses continue to grow and evolve in accordance with Enpro’s strategic goals. Between 2022 and 2024, Enpro achieved an absolute GHG emissions reduction of approximately 1,400 tons CO2e/year, which is equivalent to an overall emissions reduction of about 8.2%. These absolute emissions reductions translated to a 4.8% reduction in GHG emissions intensity in 2023, but we missed our target for an overall 6% reduction in GHG emissions intensity by the end of 2024.

For more information, please see our Sustainability Report, which is available on our website at www.enpro.com.

To continue advancing toward reducing our greenhouse gas emissions and a variety of other firm-wide sustainability initiatives, Enpro established a Sustainability Community of Practice in 2025 with representatives from corporate and manufacturing locations with the mission of integrating sustainability strategies and principals across Enpro businesses to do the right thing for each other, our customers, our communities, the environment, our financial stakeholders, and future generations.

We also are continuing to develop procedures and implement software to capture and track reliable data on electricity, natural gas and water usage at each of our manufacturing facilities. Finally, we are revisiting the sustainability materiality assessment originally completed in 2021 to provide information needed to best allocate resources to focus on areas that matter most to our internal and external stakeholders.

Compensation Committee interlocks and insider participation

Mr. Keating serves as a member of the Compensation Committee and, since October 2023, has served as the President, Chief Executive Officer and a director of Excelitas Technologies Corp. (“Excelitas”). At the time Mr. Keating joined Excelitas, Excelitas was, and has continued to be, a customer of Enpro’s Alluxa division, and Excelitas had been a customer of Alluxa prior to Enpro’s acquisition of Alluxa in 2020. During 2024, Alluxa provided goods and services to Excelitas. The amount of such transactions in 2024 was approximately $423,000. Alluxa provided such goods and services to Excelitas on its standard commercial terms available on the same basis to unrelated third parties. The Enpro board concluded that such transactions are not material to Enpro and do not constitute a material relationship between Mr. Keating and our company.

Our engagement with shareholders

Throughout the course of each year, we speak with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation discipline, acquisition criteria, business continuity, sustainability initiatives, management succession, compensation practices and culture and development of our colleagues across the organization.

~200	Top 30
Regular discussions with current and potential shareholders, representing 60% of outstanding shares	Shareholders proactively engaged on corporate governance matters, representing 85% of outstanding shares

2025 PROXY STATEMENT	21	ENPRO INC.

Corporate governance policies and practices	Communications with the board

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to speak with members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages submitted on the line. Instructions for using the line are available under the “EnTegrity Assistance Line” link accessed from the “Governance” link, which is accessed from the “About Us” link on our website at www.enpro.com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Our non-employee directors received the following compensation for 2024:

•	an annual cash retainer of $100,000, paid in quarterly installments; and
•	an annual grant of shares or, if a director so elects, phantom shares equal in value to approximately $125,000.

Additional cash compensation is paid to:

•	the chairman of our Compensation and Human Resources Committee, who received an annual fee of $15,000;
•	the chairman of our Audit and Risk Management Committee, who received an annual fee of $20,000;
•	the chairman of our Nominating and Corporate Governance Committee, who received an annual fee of $10,000; and
•	our Chairman, who received an additional fee at an annual rate of $100,000.

Compensation is prorated for service in any of these capacities for a portion of the year. In addition, each director may be granted shares, or phantom shares if elected by the director, upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

Employee directors receive no compensation for serving on our board.

We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies and believe that the compensation paid to our non-employee directors is reasonable. Non-employee directors are generally granted fully-vested shares, or phantom shares if elected by the director, at the first meeting of the Compensation and Human Resources Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate Enpro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 13, 2025, all of the directors who have served for five years complied with this requirement.

A deferred compensation plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2024, the following directors had deferred compensation balances under the plan: Mr. Abbey, 909 stock units; Mr. Botts, 2,953 stock units; Mr. Brueck, 9,993 stock units; Mr. Hauser, $2,513,192 and 8,534 stock units; Mr. Humphrey, 7,804 stock units; and Mr. Keating, 1,199 stock units.

2025 PROXY STATEMENT	22	ENPRO INC.

Corporate governance policies and practices	Director compensation

The following table presents the compensation we paid to all non-employee directors for their service in 2024, including Kees van der Graaf, who retired as a director in May 2024.

2024 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)

William Abbey	100,000	132,423	—	232,423
Allison K. Aden	15,618	18,891	—	34,509
Thomas M. Botts	115,000	132,423	17,667	265,090
Felix M. Brueck	100,000	132,423	14,164	246,586
Adele M. Gulfo	100,000	132,423	4,939	237,361
David L. Hauser	200,000	132,423	35,174	367,597
John Humphrey	120,000	132,423	10,504	262,926
Ronald C. Keating	100,000	132,423	—	232,423
Judith A. Reinsdorf	110,000	132,423	—	242,423
Kees van der Graaf	33,791	44,361	4,474	82,626

(1)	Messrs. Abbey and Keating each deferred $100,000 of the fees earned in 2024 pursuant to our Deferred Compensation Plan for Non-Employee Directors into a stock account and, as a result, an aggregate of 619 stock units, individually, were credited to each of them, under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account.
(2)	On February 15, 2024, each director then serving as a non-employee member of the board received a grant of 803 shares, or at the director’s election 803 phantom shares to be settled in shares of common stock, except that Mr. van der Graaf, who retired as a director in May 2024, received a grant of 269 phantom shares. In determining the number of shares (or phantom shares) to be awarded, we used the average closing price of our common stock for the 20 trading days ending on the trading day immediately preceding February 15, 2024, which average price was $155.66 per share. The dollar amount presented in the table for these directors reflects the closing price of our common stock on February 15, 2024, which was $164.91 per share. Ms. Aden received a prorated award of 127 shares upon her election as a director on November 5, 2024, based on the average closing price of our common stock for the 20 trading days ending on the trading day immediately preceding November 5, 2024, which average price was $153.15 per share. The dollar amount presented in the table for this award to Ms. Aden reflects the closing price of our common stock on November 5, 2024, which was $148.75 per share. Upon the company’s payment of dividends on shares of its common stock, non-employee directors who elected to receive phantom shares, or who received phantom shares in the past, receive phantom shares as dividend equivalents with respect to both the phantom shares awarded to such directors in consideration for their service and the phantom shares credited to the account of directors who have elected to defer receipt of cash compensation under our Deferred Compensation Plan for Non-Employee Directors. As of December 31, 2024, our non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares

William Abbey	—
Allison K. Aden	—
Thomas M. Botts	14,832
Felix M. Brueck	11,871
Adele M. Gulfo	4,042
David L. Hauser	29,596
John Humphrey	9,902
Ronald C. Keating	1,598
Judith A. Reinsdorf	432

(3)	Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2024. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

2025 PROXY STATEMENT	23	ENPRO INC.

Proposal 2—Advisory vote approving executive compensation

(Item 2 on the proxy card)

The Enpro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the company’s proxy statement for the 2025 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail below under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation package is based on our financial results—disappointing performance results in little or no payout while superior performance leads to larger payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—much of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	does not encourage our executives to take unnecessary or excessive risks; and
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

We believe our compensation structure aligns with the interests of our shareholders and resulted in payment commensurate with our performance.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

2025 PROXY STATEMENT	24	ENPRO INC.

Compensation discussion and analysis

This Compensation Discussion and Analysis describes our compensation philosophy and the key criteria the Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) uses to set compensation levels, determine actual compensation, and establish future compensation opportunities for our executives. In implementing the 2024 executive compensation program, the Committee considered prior years’ say-on-pay votes, shareholder feedback, and advice from the Committee’s independent compensation consultant.

Our named executive officers

Our named executive officers, or NEOs, for 2024 are:

Eric A. Vaillancourt, President and Chief Executive Officer Joseph F. Bruderek Jr., Executive Vice President and Chief Financial Officer Robert S. McLean, Executive Vice President and General Counsel

Steven R. Bower,

Senior Vice President, Controller and Chief Accounting Officer

Larisa R. Joiner,

Senior Vice President and Chief Information Officer

J. Milton Childress II,

Former Executive Vice President and Chief Financial Officer (former principal financial officer)

Each of the NEOs served in such capacities throughout 2024, except Mr. Bruderek and Mr. Childress. Mr. Bruderek joined Enpro on January 8, 2024 and was appointed as Executive Vice President effective on that date and as Chief Financial Officer effective on April 1, 2024. Mr. Childress retired as Chief Financial Officer on April 1, 2024 and from all positions with the company on May 31, 2024.

Executive summary

The Committee and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

About Enpro

At Enpro, we Empower Technology with Purpose. We are a leading-edge industrial technology company that focuses on critical products and solutions that serve a diverse set of faster-growing end markets that touch our lives every day. The variety of applications produced by the company safeguard critical environments and offer a level of precision and reliability that customers rely upon.

•   High-margin products and solutions that offer competitive differentiation through technology, reliability and applied engineering capability.

•   Recurring or aftermarket revenue streams for many of our products and solutions enable reduced cyclicality and long-term durability of revenue. Our products and solutions offer environmental and safety benefits, particularly in harsh or critical environments that require regular preventative maintenance or replacement.

•   Leverage continuous improvement, commercial excellence and supply chain processes to increase or preserve profitability, ensure product quality and availability and maximize operational efficiencies with technology and discipline.

•   Maximizing long-term shareholder returns through commitment to superior capital allocation, sustainability and community involvement.

•   Empowering our colleagues with a mindful, collaborative culture that values safety, excellence and respect.

2025 PROXY STATEMENT	25	ENPRO INC.

Compensation discussion and analysis	Executive summary

Part of our culture of commercial and operational excellence is the effectiveness of our operating system that focuses on continuous improvement, strategic pricing discipline, technology implementation and customer intimacy in an effort to improve or maintain margins and drive strong free cash flow. We create value by maintaining world-class standards, empowering every employee to continually learn and adopt an ownership-based mentality, and instilling a desire to learn from others, contribute to others, and ensure company-wide commitment and accountability. Our operating system has been stressed under economic and geopolitical cycles and changes over time, and allows us to deploy the strength of our organization throughout our enterprise to build for a stronger future. These operating disciplines are enduring at Enpro and integrated into all elements of our company.

Summary of business highlights

Enpro’s portfolio of leading-edge applications that safeguard critical environments performed well, even amidst a downturn in global semiconductor markets, our largest served market today. With our optimized, highly profitable portfolio in place, we intend to continue to invest, both organically and through acquisitions, to continue to drive the company’s enterprise value higher. The portfolio remains balanced, with specific organic and inorganic growth opportunities, disciplined capital allocation and transparency in an effort to continue driving long-term shareholder value. Our long-term value creating strategy remains unchanged.

Our Sealing Technologies segment produced excellent results in 2024, despite overall sluggish demand, particularly in our commercial vehicle market, which represents 17% of total company revenue. Commercial excellence, disciplined pricing initiatives, organic investment, cost management, operational improvements, despite flat revenue for the total segment in 2024, drove segment profitability higher versus last year’s record performance. In January 2024, we completed the acquisition of Advanced Micro Instruments, Inc. (“AMI”) as we continue to broaden our leading-edge capabilities into analytical equipment and sensing applications. Differentiated market and technology positions driving organic growth investment and our applied engineering strengths and focus on the aftermarket, are key long-term drivers for continued success in the segment.

Our Advanced Surface Technologies (“AST”) segment, largely participating in the semiconductor market, performed well despite continued soft conditions in the overall industry. Our exposures on leading-edge applications driving artificial intelligence and increasing complex chip architectures, and our advanced cleaning solutions, performed well, while overall semiconductor capital equipment spending remained slow. Throughout this slower demand environment, we continue to invest in areas where we are strongest, while implementing our continuous improvement playbooks to drive optimized segment level performance.

Strategic highlights. In January 2024, we completed our acquisition of AMI, located in Costa Mesa, California, for $210 million in cash. The company generated significant free cash flow, and the absence of further acquisition actions in 2024, led to leverage at the low-end of our desired range at the end of the year. We have ample financial and strategic flexibility to continue executing on our long-term value-creating strategy.

Financial highlights. Reported sales decreased 1% in 2024, with more than half of our company’s served markets in a slow demand environment. Sales for the Sealing Technologies segment sales increased more than 4%, driven by strategic pricing and sales optimization initiatives, along with strong demand in nuclear energy, aerospace, space and the partial-year contribution from the acquisition of AMI. The AST segment’s sales were down 9.7%, as the semiconductor industry remained slow again in 2024. Our balance sheet and our ability to generate operating cash flow are strong, giving us ample capacity for reinvestment in several future growth initiatives.

Shareholder engagement

At our 2024 annual meeting held in May, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, approximately 94.6% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. Accordingly, the results of the May 2024 shareholder vote were not available to the Committee when the structure for the 2024 compensation awards had been set by the Committee.

During our engagement with shareholders in the past year, we expressly solicited shareholder feedback on our compensation practices. During these conversations, shareholders offering suggestions about our performance-driven compensation practices are greatly considered and we received positive support for our company-wide compensation, retention and benefits programs.

We communicate investor feedback on our compensation practices to the Committee and consider shareholder views as we seek to align our policies and practices with the interests of our financial stakeholders. In addition, the results of the shareholder vote at the 2024 annual meeting and feedback received in response to our outreach to shareholders related to that vote were considered by the Committee in determining the executive compensation program for 2025.

2025 PROXY STATEMENT	26	ENPRO INC.

Compensation discussion and analysis	Executive summary

2024 executive compensation decisions at a glance

2024 target compensation rewards success. Our compensation program enables us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders. The performance-based structure of our compensation program is designed to incentivize achievement of superior performance results and to align the interests of our executive officers with the interests of our shareholders.

The following charts show the relative portion of Mr. Vaillancourt’s 2024 target compensation and the average target compensation of the other NEOs. Target compensation consists of the base salary for 2024, target annual performance-based cash compensation awards made in 2024, target Performance Share Awards (PSAs) granted in 2024, long-term equity compensation in the form of stock options and restricted stock units (RSUs) awarded in 2024 and other 2024 compensation, principally company contributions to defined contribution retirement plans.

*	To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. The amounts included for Performance Share Awards in the summary compensation table on page 40 and in the grants of plan-based awards table on page 42 are based on the grant date fair value of the Performance Share Awards determined using financial accounting assumptions as required by SEC rules for reporting the related compensation in those tables, which differ from the values assigned to these awards by the Committee as described above. These charts reflect the Committee’s basis for valuing these awards in allocating target compensation.

Compensation program outcomes. For the awards made in 2024 under our annual performance plan, the Committee, consistent with its decision in prior years, selected adjusted EBITDA and cash flow return on operating capital (“Cash Flow ROIC”) as the equally weighted performance measures. The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. In February 2022, executive officers then employed by us were granted Performance Share Awards with payouts based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). The Performance Share Award amounts are denominated in shares of our common stock with a three-year performance period that ended on December 31, 2024 and are paid solely in cash. The following summarizes the actual payouts to those executive officers, relative to the target levels, for 2024 under the annual performance plan and of the Performance Share Awards for the 2022-2024 performance cycle.

2024 Annual Performance Plan

129.3% of target payout, based on achievement of between the threshold and target levels of Adjusted EBITDA, as weakened demand in our Advanced Surface Technologies segment was mostly offset by strong operating performance across our Sealing Technologies segment, and above-target achievement of Cash Flow ROIC due to disciplined working capital management

2022-2024 Performance Share Awards 150% of target vesting that reflects our rTSR ranking at the 74th percentile relative to the S&P SmallCap 600 Capital Goods Index

2025 PROXY STATEMENT	27	ENPRO INC.

Compensation discussion and analysis	Executive summary

Changes for 2025

The 2025 compensation program adopted by the Committee was structurally similar to the 2024 program, except that the Committee adjusted the weighting of the performance measures under the annual performance plan to 70% based on adjusted EBITDA and 30% based on Cash Flow ROIC. In prior years, these measures were weighted equally. The Committee adopted this change to further incentivize management to pursue high-margin top-line growth as a key priority in executing on our value-creating strategy, while continuing to maintain an important focus on cash flows.

Best compensation practices and policies

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓	We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.
✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	Our long-term compensation awards are all stock based, with awards since 2023 being settled in shares of our stock.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We use a performance measure relative to the performance for comparable companies for long-term incentive awards.
✓	The Committee uses an independent executive compensation consultant, which reports directly to the Committee and does not provide any other services to our company.
✓	We have clawback policies for the recovery from executive officers, following a restatement of our financial results, of any excess performance-based compensation to the extent it was based on pre-restatement results.
What we don’t do
X	We do not have employment agreements with any executive officers.
X	We do not provide for any tax gross-ups on termination payments following a change in control.
X	We do not permit pledging of, or hedging transactions on, our stock.
X	We do not fully vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.

What guides our executive compensation program

The objectives of our executive officer compensation program are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•	is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to larger payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;
•	is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;
•	enhances retention of our executives—most of their total compensation vests over several years;
•	links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;
•	enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and
•	does not encourage our executives to take unnecessary or excessive risks.

2025 PROXY STATEMENT	28	ENPRO INC.

Compensation discussion and analysis	What guides our executive compensation program

To design an executive compensation program that is in line with these policies, the Committee considered:

•	the executive compensation and market competitiveness studies described below;
•	internal pay fairness;
•	comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);
•	the impact of tax and accounting rules;
•	whether the structure of our program creates an incentive for taking excessive risk; and
•	trends affecting the company’s markets.

Key elements of compensation

The following table summarizes the key elements of our 2024 executive compensation program.

	Compensation Element	Rationale	Key Characteristics
SHORT-TERM	Base Salary	To compensate the executive fairly and equitably, including as compared to external market peers.	Fixed compensation that is reviewed annually.
	Annual Performance- Based Incentive Awards (Annual Performance Plan)	To align executives’ decisions with the key annual financial performance metrics that drive our business strategy, including profitability, cash flow and resource efficiency.	Based on pre-established company goals relating to adjusted EBITDA and Cash Flow Return on Operating Capital (Cash Flow ROIC), with corporate executives measured against companywide achievement.
LONG-TERM	Long-Term Awards	To align executives with shareholder interests, to reinforce, incentivize and reward long-term value creation, and to provide a retention incentive.	Variable compensation component. Reviewed and granted annually.
	Performance Share Awards (30% of LTI)	To motivate executives by linking incentives to our relative total shareholder return (rTSR), driving effective decision making and furthering the alignment between our executive officers and our shareholders.

The Performance Share Awards are denominated as stock units, with the amount of stock units earned being based on our three-year rTSR, which measures performance relative to peers, that are paid out in shares of common stock plus cash in an amount equal to the dividend equivalents.

Stock Options (30% of LTI)

To align leadership interests with shareholder value by focusing on stock price growth rather than specific financial goals, increase at-risk compensation and incentivize long-term value creation, reward for sustained company performance over time.

The stock options generally vest, subject to continued employment, in equal installments on the first, second and third anniversaries of the grant date, with a per share exercise price equal to the closing stock price on the date of the grant. No vesting upon a change in control if the awards are assumed by the acquirer.
	Restricted Stock Units (40% of LTI)	To motivate the appropriate actions and decisions that deliver superior long-term total shareholder return and support our executive retention objectives.	Awards vest in equal installments on the first, second and third anniversaries of the date of the award generally subject to continued employment. No vesting upon a change in control if the awards are assumed by the acquirer.
OTHER	Health/Welfare Plan and Retirement/ Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.
	Perquisites and Other Benefits	These are very minimal and are provided to assist in attracting and retaining executive officers.	Fixed compensation component.
	Change-in-Control Protection	To provide continuity of management and bridge future employment if terminated in connection with a change-in-control.	Fixed compensation component; “double-trigger”—i.e., only paid in the event employment is terminated other than “for cause” or for “good reason”—in connection with a change in control.
	Health/Welfare Plan and Retirement/ Deferral Benefits	To provide competitive benefits promoting employee health and productivity and supporting financial security.	Fixed compensation component.

2025 PROXY STATEMENT	29	ENPRO INC.

Compensation discussion and analysis	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

The decision-making process

The role of the Committee. The primary function delegated to the Committee by our board is overseeing the design and cost of our compensation programs, particularly the program for executive officers. The Committee determines executive compensation based on a comprehensive view of factors designed to produce long-term business success. All of our non-management directors sit on the Committee.

When setting targeted compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The Committee generally sets annual salary rates and makes annual incentive and long-term compensation awards at its meetings in February of each year. The Committee occasionally adjusts compensation arrangements, including making long-term compensation awards, to NEOs or other employees at other times, such as in connection with hiring, promotion or for retention purposes.

The role of the executive officers. Certain members of our senior management team help prepare for and attend meetings where executive compensation, company performance targets, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from our CEO regarding the compensation of our other officers, including the other NEOs. Our CEO does not participate in the deliberations of the Committee and our board regarding his own compensation.

The role of the independent executive compensation consultant. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Committee’s charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

The role of market analyses. In evaluating target compensation levels, the Committee has engaged its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee generally every year. The most recent study reviewed by the Committee to inform its February 2024 compensation decisions was prepared in December 2023.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and broader survey group and to the relevant medians of the peer group and survey groups. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2023 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value, among other factors. The peer group selected by the Committee for study used for the purposes of setting compensation levels for 2024 was as follows:

• Altra Industrial Motion Corp. • Barnes Group Inc. • CTS Corporation • Curtiss-Wright Corporation • Enerpac Tool Group Corp. • Entegris, Inc. • ESCO Technologies, Inc.	• FormFactor, Inc. • Graco Inc. • Helios Technologies, Inc. • IDEX Corporation • Materion Corporation • Mueller Water Products, Inc. • Nordson Corporation	• SPX Technologies, Inc. • Standex International Corporation • Watts Water Technologies, Inc. • Woodward, Inc. • Zurn Elkay Water Solutions Corporation

2025 PROXY STATEMENT	30	ENPRO INC.

Compensation discussion and analysis	WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

The prior-twelve-month revenues for the of the peer group companies based on most recently issued financial reports at the time of the study (which was completed prior to the acquisitions of Altra Industrial Motion Corp. and Barnes Group Inc.) ranged from $568 million to $3.3 billion, with median estimated annual revenues of $1.7 billion. For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

Evaluation of incentives for excessive risk. To discourage excessive risk, the Committee seeks to balance:

•	fixed and variable compensation,
•	short-term and long-term compensation,
•	the performance measures used to determine incentive compensation, and
•	the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

2024 executive compensation decisions in detail

Base salary

Base salaries provide a fixed level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In 2024, the Committee increased the base salary rate for Mr. Vaillancourt by 7% from the annual salary rate set in 2023 and by an average of 4.5% for the other named executive officers from the levels set in 2023, with individual adjustments ranging from 4% to 6%.

Annual performance incentive plan awards

The plan used by the Committee to grant annual incentive awards is designed to give executive officers a personal financial incentive to help us reach annual business goals that drive our long-term objectives. We refer to this plan as the annual performance plan. The amount of awards paid under our annual performance plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 50% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are 200% of the target payout. Performance between any of the established levels yields a proportional payout. The Committee, after reviewing the company’s performance in 2024, was permitted to adjust amounts payable under the awards in its discretion.

For 2024, the performance measures and weightings for the annual performance plan were:

Adjusted EBITDA	50%
Cash Flow ROIC	50%

Why we use adjusted EBITDA and Cash Flow ROIC to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures is a primary driver, over time, of the value of our company. The Committee believes that adjusted EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses and selected items) and Cash Flow ROIC (or, cash flow return on operating capital) are the most appropriate measures of the annual operating performance of our businesses. These performance measures were selected also to focus operators on assets they can control—working capital and capital expenditures and earnings on those assets. The Committee selected Cash Flow ROIC because this measure includes an emphasis on cash flow and exercising capital discipline and working capital management, consistent with our corporate strategy to focus on high-margin growth, optimizing cash flow of our existing businesses and selectively pursuing strategic acquisitions that are aligned with secular growth trends, enjoy high recurring revenue and margins, and have low capital intensity. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

2025 PROXY STATEMENT	31	ENPRO INC.

Compensation discussion and analysis	2024 executive compensation decisions in detail

Performance goals for 2024

The following table presents the 2024 performance goals set for the annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2024 performance and weighted payout percentages for each goal, resulting in the total payout of 129.3% of the target amount.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %

Adjusted EBITDA(1)	$245.7	$277.6	$309.5	$258.8	35.3%
Cash Flow ROIC(1)	24.8%	27.6%	30.4%	30.0%	93.9%

(1)	Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Committee believes do not reflect normal operating conditions and subtracting certain selected income items that the Committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements and it reports on Form 10-Q and Form 10-K, with additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. The calculation of Cash Flow ROIC is based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization, income taxes, working capital changes and capital expenditures. Cash Flow ROIC is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization expense and subtracting each of the amount of capital expenditures and the change in average net working capital for the trailing twelve months, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. The Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under generally accepted accounting principles (“GAAP”). Reconciliations of adjusted EBITDA and adjusted operating income to the comparable GAAP measures and the calculation of Cash Flow ROIC are presented in Appendix A to this proxy statement.

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers were as set forth below. Due to his retirement, Mr. Childress received a prorated payout under our annual performance plan based on his period of service in 2024.

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary

Vaillancourt	100%	129.3%
Bruderek	70%	90.5%
McLean	60%	77.6%
Bower	45%	58.2%
Joiner	50%	64.7%
Childress	70%	90.5%

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations.

To set 2024 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year. For 2024, our adjusted EBITDA was $258.8 million (between the threshold and target levels), and our Cash Flow ROIC was 30.0% (between the target and maximum levels). Based on the payout levels established by the Committee for the annual performance plan, the named executive officers received payouts under that plan of 129.3% of the target level. We achieved adjusted EBITDA at a level between the threshold and target performance levels for that performance measure as a result of the impact of weakened demand on results in our Advanced Surface Technologies segment amidst a downturn in its largest served market, mostly offset by strong operating performance across our Sealing Technologies segment. We achieved a Cash Flow ROIC between the target and maximum levels for that performance measure. This performance resulted primarily from our focused and disciplined working capital management throughout the year.

The dollar amount of these payouts under the annual performance plan to each of the named executive officers is included in column (g) (see footnote 3) of the summary compensation table. Due to his retirement, Mr. Childress received a prorated payout under our annual performance plan based on his period of service in 2024.

2025 PROXY STATEMENT	32	ENPRO INC.

Compensation discussion and analysis	2024 executive compensation decisions in detail

Long-term compensation

Awards granted in 2024

For the long-term compensation awards made as part of the annual compensation review in February 2024, the Committee granted to the NEOs a mixture of time-vesting restricted stock units, stock options and Performance Share Awards (awards denominated in share units and payable in shares of common stock), with the value of the awards allocated 30% to Performance Share Awards, 30% to stock options and 40% to restricted stock units. The following table summarizes the terms of these awards.

2024 Long-term Compensation Awards
Type of Award	General Terms	Vesting
Performance Share Awards (30% of LTI)

The Performance Share Awards are denominated as stock units, with the amount of stock units earned being based on our three-year rTSR, which measures performance relative to peers, that are paid out in shares of common stock plus cash in an amount equal to the dividend equivalents. The payout amount for the Performance Share Awards is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There is:

•    no payout if our rTSR is below the 25th percentile,

•    payout at 50% of the target payout if our rTSR is at the 25th percentile,

•    100% of the target payout if our rTSR is at the 50th percentile, and

•    200% of the target payout if our rTSR equals or exceeds the 75th percentile,

with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative.

The Performance Share Awards vest at the end of the three-year performance period, subject to continued employment.

Upon the recipient’s death, the award vest in full, with payment based on performance through the next fiscal quarter-end and prorated based on period of service, and upon the recipient’s disability, retirement or termination without cause, they vest in full, with payment based on performance through the end of the three-year performance period and prorated based on period of service.

No vesting upon a change in control if the award is assumed, converted or replaced by the acquirer and, if so, the award vests in full upon termination of employment, other than for “cause,” or resignation for “good reason” within two years after the change in control.

Stock Options (30% of LTI)

The stock options have an exercise price per share equal to the closing price on our common stock on the date of grant and expire, if unexercised, ten years after the date of grant, with earlier termination in connection with a termination of employment.

The stock options vest, subject to continued employment, in equal installments on the first, second and third anniversaries of the grant date.

The stock options vest in full (but expire if not exercised within one year) upon the recipient’s death or disability and continue to become exercisable based on the vesting schedule following retirement.

No vesting upon a change in control if the award is assumed, converted or replaced by the acquirer and, if so, the award vests in full upon termination of employment, other than for “cause,” or resignation for “good reason” within two years after the change in control.

Restricted Stock Units (40% of LTI)	The restricted stock units are payable upon vesting in one share of common stock for each unit that is vesting plus cash in an amount equal to the dividend equivalents.

The restricted stock units vest, subject to continued employment, in equal installments on the first, second and third anniversaries of the grant date.

The restricted stock units vest in full upon the recipient’s due to death or disability and continue to vest based on the vesting schedule following retirement.

No vesting upon a change in control if the award is assumed, converted or replaced by the acquirer and, if so, the award vests in full upon termination of employment, other than for “cause,” or resignation for “good reason” within two years after the change in control.

The Committee determined to grant Performance Share Awards to make a portion of long-term compensation dependent upon achievement of long-term performance relative to peer companies and structured the awards to be payable primarily in shares of the company’s common stock to increase the equity component of long-term compensation. The performance cycle is the three-year period ending December 31, 2026. The Committee continued the use of rTSR as a performance measure for the Performance Share Awards granted in 2024 to focus senior teams on the share value impact of all decisions, and align the

2025 PROXY STATEMENT	33	ENPRO INC.

Compensation discussion and analysis	2024 executive compensation decisions in detail

management experience with the share value experience of shareholders, as compared to the share performance of the peer group. The Committee elected to award stock options to better align the compensation of the executive officers receiving those awards with shareholder interests, to incentivize those executive officers to shape the company’s portfolio of businesses, and to operate the businesses in a way that results in long-term share appreciation. The Committee decided to award restricted stock units to further align the compensation of the executive officers with shareholder interests and to provide an incentive for retention. The pro rata vesting of the restricted stock awards aligns with the vesting practice of the majority of our peer companies. The Committee believes this long-term executive compensation structure aligns with the company’s long-term business strategy and focuses our senior teams on the share-value impact of all decisions, including capital deployment, dispositions and acquisitions, and encourages agile decision-making not influenced by the pursuit of metrics established at the beginning of the performance period that might become outdated and could fail to incentivize appropriate value creation by the end of the respective three-year performance period.

To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. The Committee authorized the award of the stock options at its meeting in February 2024, but deferred the grant of the stock options until the fourth trading day after the issuance of the company’s press release announcing financial results for the fourth quarter and year ended December 31, 2023, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that fourth trading day. The Committee’s practice is to determine the amount and recipients of annual option awards at its meeting in February but, commencing in 2025, to defer the grant of the options until the second trading date after the later of the issuance of a press release disclosing the company’s prior-fiscal year earnings results and the filing of its Form 10-K for that fiscal year, which is consistent with the Committee’s policy that option awards not be granted until after material information then-known to the company that would affect the value of the options has been publicly disclosed.

The following table sets forth the number of share units (at target level of performance) for the Performance Share Awards, the number of stock options and the number of restricted stock units awarded to each named executive officer who received such awards in 2024.

	Performance Share Awards*	Stock Options*	Restricted Stock Units*

Vaillancourt	7,233	16,984	9,644
Bruderek	1,387	3,258	1,850
McLean	1,354	3,181	1,806
Bower	489	1,148	652
Joiner	560	1,316	747
Childress	1,925	4,521	2,567

*	As noted above, the Committee determined the target number of Performance Share Awards by dividing the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award. In contrast, the grant date fair value amounts of the Performance Share Awards included in the summary compensation table on page 40 and the grants of plan-based awards table on page 42 are determined using financial accounting assumptions as required for disclosure under SEC rules, which differ from the value used by the Committee in allocating long-term compensation awards. The grant date fair value of restricted stock units and Performance Share Awards and of stock options granted in 2024, in each case as determined as required to be disclosed by SEC rules, are included in columns (e) and (f), respectively (see footnotes 1 and 2), of the summary compensation table on page 40 and in column (l) of the grants of plan-based awards table on page 42.

Performance Share Awards made for 2022-2024 cycle

In 2022, the target level of our long-term compensation awards included Performance Share Awards for the three-year performance period ended December 31, 2024. The Performance Share Awards granted in 2022 had terms consistent with the Performance Share Awards granted in 2024, but had a three-year performance period ended December 31, 2024, and the value of the stock units earned under the awards was paid in cash rather than shares of common stock. In addition to the annual Performance Share Awards granted in 2022, Mr. Vaillancourt also received Performance Share Awards for the same performance period and with the same terms in connection with his appointment as President and Chief Executive Officer. The payout with respect to share units earned under a Performance Share Award was converted for cash payout based on the average fair market value per share of our common stock (i.e., the closing price per share on the NYSE) over the 20 business days preceding the date the Committee certified the achievement of the performance level with respect to the Performance Share Award. Recipients of Performance Share Awards for the three-year performance period ended December 31, 2024 were not entitled to receive dividends with respect to the share units underlying the awards.

2025 PROXY STATEMENT	34	ENPRO INC.

Compensation discussion and analysis	2024 executive compensation decisions in detail

The following table summarizes the terms of these Performance Share Awards, actual performance and the payout percentage:

Award Type	Performance Measure	Performance Levels			Actual Performance
		Threshold	Target	Maximum	Amount	Payout %

Performance Share Award	rTSR	25%	50%	75%	74.2%	150%

The following table sets forth for the named executive officers the payout amount for the Performance Share Awards for the 2022-2024 performance period. The payout reflects both performance at the maximum level and the appreciation in the value of our common stock at the time of the payout. The payout to Mr. Childress was prorated, due to his retirement, for the period of his service relative to the three-year performance period. Mr. Bruderek was not employed by the company in 2022 and accordingly had not been granted a Performance Share Award for the 2022-2024 performance period.

Actual Payout

Vaillancourt	$3,295,442
McLean	$ 578,343
Bower	$ 180,447
Joiner	$ 167,142
Childress	$ 600,944

Other compensation practices, policies and guidelines

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. In 2023, the Committee increased the minimum ownership required for our CEO from 5.0 times base salary to 6.0 times base salary and for all other NEOs, from 2.5 times base salary to 3.0 times base salary. Minimum levels for other key employees range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position, with each of our CEO and the other NEOs, being required to attain the applicable increased minimum ownership level by October 31, 2025. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward achieving the minimum ownership requirement.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of the date of the Committee’s February 2025 meeting, each of our current named executive officers who has held his or her current office for at least five years held at least the applicable required minimum number of shares.

Clawback policies

We maintain two executive compensation clawback policies with respect to our executive officers, including our Dodd-Frank Clawback Policy adopted effective on October 2, 2023 to address the requirements under rules adopted in 2023 by the NYSE mandating the clawback of incentive compensation upon the restatement of the company’s financial statements. Our prior-existing clawback policy allows the company to recover performance-based compensation paid or earned before October 2, 2023 from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek under this policy to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

The Dodd-Frank Clawback Policy is of broader scope and applies with respect to a restatement of the company’s financial statements even in the absence of any fraud or misconduct by an executive officer. This policy generally requires the recovery by the company, in the event of a required accounting restatement (including a “little-r” restatement) of the company’s financial statements, of incentive-based compensation that is based wholly or in part upon the attainment of any financial reporting measure and is received by current or former executive officers after October 2, 2023, to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the Dodd-Frank Clawback Policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the company is required to prepare an accounting restatement. The policy provides for mandatory clawback by the company of such excess compensation, with exceptions applicable only if

2025 PROXY STATEMENT	35	ENPRO INC.

Compensation discussion and analysis	Other compensation practices, policies and guidelines

(a) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that we must make a reasonable attempt to recover such erroneously awarded compensation, document our reasonable attempts to effect a recovery, and provide that documentation to the NYSE) or (b) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption. To facilitate the application of the Dodd-Frank Clawback Policy, we require recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure, including rTSR, to agree to repay any such excess compensation in accordance with this policy.

On January 24, 2025, we concluded that our consolidated statement of cash flows for the year ended December 31, 2022 must be recast to reflect that the cash used in 2022 for the acquisition of the non-controlling interests of our LeanTeq subsidiary from LeanTeq executives of $34.1 million should have been classified as a financing activity, rather than an investing activity, in our consolidated statement of cash flows for the year ended December 31, 2022. We further concluded that such accounting restatement triggered the requirement to evaluate whether any recovery of incentive compensation was required under the Dodd-Frank Clawback Policy. The Committee concluded that such restatement of the consolidated statement of cash flows was not the result of any fraud or willful misconduct, and, accordingly, that no recovery was required under our clawback policy that existed prior to the adoption of the Dodd-Frank Clawback Policy. With the assistance of its independent compensation consultant, the Committee conducted a process to determine whether any recovery of incentive compensation was required under the Dodd-Frank Clawback Policy. The Committee concluded that no recovery was required with respect to any payments under our annual performance plan, as the restatement did not affect any of the financial measures used in determining payment for awards under that plan. With respect to Performance Share Awards, for which payout is based on rTSR over a three-year performance period, based on the report of its independent compensation consultant, which included the report of an independent stock valuation firm that estimated the impact of the restatement of the 2022 cash flow statement on the price of the company’s common stock for periods relevant to the such Performance Share Awards, the Committee concluded that the estimated impact of the restatement on the price of the company’s common stock for the relevant periods would not have been sufficient to affect the payout for such Performance Shares Awards from the amounts as had previously been determined by the Committee following the conclusion of the respective performance period of such awards, and, accordingly, that no clawback with respect to these awards was required. The Committee further concluded that, other than discussed above, no other component of the compensation of the executive officers was incentive compensation subject to potential recovery under the Dodd-Frank Clawback Policy.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers and directors from pledging Enpro shares that they own as collateral, including holding Enpro shares in a margin account.

Insider trading policy

We have adopted an insider trading policy governing the purchase, sale and other dispositions of the company’s securities that applies to all company personnel, including directors, officers, employees, and other covered persons. We also follow procedures for the repurchase of our securities. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Enpro.

Perquisites

In 2024, we provided only minimal perquisites—principally an umbrella liability policy—to our executive officers.

Other in-service benefits

In 2024, our executive officers also received the following benefits, which we provide to all salaried employees as compensation for their services to us:

•	group health, dental and life insurance, part of the cost of which we pay;
•	optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and
•	travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

2025 PROXY STATEMENT	36	ENPRO INC.

Compensation discussion and analysis	Other compensation practices, policies and guidelines

Retirement and other post-termination compensation

401(k) plan. Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested. For salaried employees hired before August 1, 2016 who were not eligible to accrue benefits under the defined benefit plan because they were hired after 2006, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan after the initial employment period for eligibility to participate in that plan is satisfied, subject to limits on permitted 401(k) contributions. Each of the NEOs received such contributions for 2024, other than Mr. Bruderek, who was hired after August 1, 2016 and therefore is not eligible to receive the additional 2% contribution. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

Deferred compensation and management stock plans. Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal tax code limits or the design of the 401(k) plan. In addition, this plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

Our management stock purchase deferral plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock, with the payout at the end of the deferral period being based on the then-value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation under the plan.

Pension and defined benefit restoration plans. In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provided them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress had accrued benefits under the defined benefit pension plan. The other NEOs were hired after 2006.

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Benefit accrual under this plan was frozen on December 31, 2020. Of the named executive officers, only Mr. Childress participated in the defined benefit restoration plan.

Management continuity agreements (double trigger). In a situation involving a change in control of our company, our executive management would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we entered into a management continuity agreement with each of our executive officers. In October 2024, we amended and restated these agreements to remove outdated provisions with respect to compensation plans and programs that no longer apply, and without materially revising the economic terms of the agreements. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control and are an important part of a competitive executive compensation package. Particular terms in these agreements, including the applicable continuation period, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment.

As amended and restated, each continuity agreement provides for continued employment of the individual for a two-year period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). Under the agreements, the executive would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his or her employment for a “good reason.” These terms are defined in the agreements. None of the management continuity agreements includes a provision that would increase the amount payable to account for excise taxes.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

2025 PROXY STATEMENT	37	ENPRO INC.

Compensation discussion and analysis	Other compensation practices, policies and guidelines

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy. Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all long-term incentive awards, including Performance Share Awards, based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. The other NEOs are entitled to 12 months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policies are consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Tax deductibility considerations

The Committee has continued to use performance-based compensation arrangements for awards to the NEOs even though such incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.

2025 PROXY STATEMENT	38	ENPRO INC.

Compensation and Human
Resources Committee report on
executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation and Human Resources Committee

William Abbey
Allison K. Aden
Thomas M. Botts
Felix M. Brueck
Adele M. Gulfo
David L. Hauser
John Humphrey
Ronald C. Keating
Judith A. Reinsdorf

February 13, 2025

2025 PROXY STATEMENT	39	ENPRO INC.

Executive compensation

The following information relates to compensation paid or payable for 2024 to our CEO, our CFO, our three other most highly compensated executive officers in 2024 serving as such on December 31, 2024, and our former CFO who retired in 2024. We have also included information relating to compensation for 2023 and 2022 for the named executive officers who were also named executive officers in any of those years.

Summary compensation table

The following table sets forth for the named executive officers:

•	their names and positions held in 2024 (column (a));
•	year covered (column (b));
•	salaries (column (c));
•	other annual and long-term compensation (columns (d), (e), (f), (g) and (i));
•	the change in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and
•	their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($)(2) (f)	Non-Equity Incentive Plan Comp.($)(3) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(4) (h)	All Other Comp. ($)(5) (i)	Total($) (j)

Eric A. Vaillancourt Chief Executive Officer and President	2024	886,154	—	3,280,672	1,135,211	1,145,797	—	223,423	6,671,257
	2023	830,769	—	2,744,733	1,003,240	1,134,000	—	479,267	6,192,009
	2022	800,000	—	2,508,370	904,861	1,507,200	—	146,560	5,866,992
Joseph F. Bruderek, Jr.(6) Executive Vice President and Chief Financial Officer	2024	461,588	—	629,912	217,765	417,738	—	21,871	1,748,873
Robert S. McLean(7) Executive Vice President and General Counsel	2024	497,692	—	614,244	212,618	386,109	—	95,135	1,805,798
	2023	477,732	—	529,549	193,608	391,262	—	90,657	1,682,807
	2022	455,657	—	622,741	224,692	515,075	—	93,200	1,911,364
Steven R. Bower Senior Vice President Controller and Chief Accounting Officer	2024	359,349	—	221,796	76,732	209,087	—	64,137	931,102
	2023	344,791	—	191,107	69,861	211,788	—	67,597	885,144
	2022	328,372	—	194,330	70,092	278,394	—	64,221	935,409
Larisa R. Joiner Senior Vice President and Chief Information Officer	2024	358,981	—	254,054	87,961	232,081	—	29,126	962,204
J. Milton Childress II(8) Former Executive Vice President and Chief Financial Officer	2024	244,881	—	873,177	302,184	221,642	—	1,647,135	3,289,019
	2023	565,111	—	752,660	275,158	539,964	246,437	109,751	2,489,080
	2022	558,901	—	803,196	289,743	737,079	—	117,661	2,506,579

(1)	The annual long-term compensation awards made in 2024 to the NEOs were subdivided as follows: 30% of the target long-term compensation in Performance Share Awards (long-term performance-based compensation awards denominated in share units, with the amount payable based on the performance level achieved), 30% in an award of stock options becoming exercisable over three years and 40% in an award of time-vested restricted stock units. To determine the target number of restricted stock units and Performance Share Awards and the number of stock options, the Compensation and Human Resources Committee divided the applicable dollar amount by the average closing price of our common stock for the 20 trading days immediately preceding the date of the award for the restricted stock units and Performance Share Awards and by the Black-Scholes accounting value for the stock options. The Performance Share Awards and awards of restricted stock units are reflected in this column. These Performance Share Awards and restricted stock units awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic

2025 PROXY STATEMENT	40	ENPRO INC.

Executive compensation	Summary compensation table

718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. The only assumption we used in determining the amounts for the restricted stock awards was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units granted in 2024 are scheduled to vest in equal annual increments on the first, second and third anniversaries of the date of grant subject to the executive’s continued employment. The restricted stock units would vest earlier in the event of death or disability and would continue to vest after retirement on the scheduled vesting dates if the retirement occurs more than six months after the date of grant. Upon vesting, one share of common stock is paid out for each vested restricted stock unit, as well as a cash payment equal to the aggregate amount of cash dividends paid with respect to one share of common stock since the date the restricted stock unit was granted. The Performance Share Awards vest subject to continued employment through the end of the three-year performance period, with prorated vesting in the event of the recipient’s death (with an early payout in that event based on the measurement of performance to date) and prorated vesting upon the recipient’s disability, retirement or involuntary termination without cause (with payout based on, and made following determination of, the performance for the three-year performance period). For Performance Share Awards, we assumed the amount based on the target level of performance, with the grant date fair value determined by a Monte Carlo simulation methodology, which differs from the method used by the Compensation and Human Resources described above. Stock units earned under a Performance Share Award will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. Assuming maximum payouts under the Performance Share Awards, which are 200% of the target levels, the amounts reported above for the restricted stock units and Performance Share Awards for 2024 would be as follows: Mr. Vaillancourt, $4,970,952; Mr. Bruderek, $953,340; Mr. McLean, $930,659; Mr. Bower, $336,069; Ms. Joiner, $384,920; and Mr. Childress, $1,323,030. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(2)	The stock options awarded in 2024 vest and become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of the grant of the award. Each of these stock option awards is reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. See Note 17 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions made in determining the grant date fair value in this column. The reported amount does not reflect any adjustment for restrictions on transferability.
(3)	For 2024, these amounts consist of amounts earned under our annual performance plan. For more information about payouts under our annual performance plan, see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.” Due to his retirement, Mr. Childress received a prorated payout under our annual performance plan based on his period of service in 2024.
(4)	At December 31, 204, the actuarial present value of benefits for Mr. Childress under the defined benefit pension plan and under the defined benefit restoration plan was lower than the actuarial present value of such benefits at December 31, 2023 as a result of his retirement in 2024.
(5)	For 2024, these amounts consist of the following:

	401(k) plan* ($)	Amounts paid for umbrella liability insurance ($)	Non-qualified deferred compensation plan** ($)	Other*** ($)	Total ($)

Vaillancourt	27,600	1,645	175,549	18,629	223,423
Bruderek	20,700	1,171	—	—	21,871
McLean	27,600	1,171	66,364	—	95,135
Bower	26,076	1,171	36,890	—	64,137
Joiner	23,050	1,171	4,905	—	29,126
Childress	27,600	1,171	63,079	1,555,285	1,647,135

*	For Messrs. Vaillancourt, McLean and Childress, includes a matching 401(k) contribution of $20,700 and an employer 401(k) contribution of $6,900. For Mr. Bruderek, includes a matching 401(k) contribution of $20,700. Mr. Bower, includes a matching 401(k) contribution of $19,176.29 and an employer 401(k) contribution of $6,900. For Ms. Joiner, includes a matching 401(k) contribution of $16,150 and an employer 401(k) contribution of $6,900.

**	For Mr. Vaillancourt, includes a matching contribution of $115,394 and an employer contribution of $60,155. For Mr. McLean, includes a matching contribution of $49,994 and an employer contribution of $16,370. Mr. Bower, includes a matching contribution of $31,855 and an employer contribution of $5,036. For Ms. Joiner, includes an employer contribution of $4,905. For Mr. Childress, includes a matching contribution of $43,770 and an employer contribution of $19,309.
***	Such amounts reflect (i) for Mr. Vaillancourt, the total relocation benefits received by him in 2024 in connection with his permanent relocation to the Charlotte area following his appointment in November 2021 as President and Chief Executive Officer, which amount includes $7,859 in gross-up payments for the taxes related to such benefits and (ii) for Mr. Childress, aggregate payments made to him in 2024 under the company’s pension and restoration plans, which are described beginning on page 47.
(6)	Mr. Bruderek joined Enpro on January 8, 2024 and was appointed as Executive Vice President effective on that date and as Chief Financial Officer effective on April 1, 2024.
(7)	Mr. McLean also serves as Chief Administrative Officer and served as Secretary of Enpro until November 5, 2024.
(8)	Mr. Childress retired as Chief Financial Officer on April 1, 2024 and from all positions with the company on May 31, 2024.

2025 PROXY STATEMENT	41	ENPRO INC.

Executive compensation	Grants of plan-based awards

Grants of plan-based awards

The following table provides additional information about awards we granted in 2024 to the named executive officers under our annual performance plan and Performance Share Awards, stock option awards and awards of restricted stock units under our shareholder-approved 2020 Equity Compensation Plan (the “Equity Plan”).

Name (a)	Plan	Grant Date (b)	Approval Date[1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[2] (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				
Eric A. Vaillancourt	Annual Plan[3]	2/15/2024	2/15/2024	443,007	886,154	1,772,308	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	3,617	7,233	14,466	—	—	—	1,690,280
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	9,644	—	—	1,590,392
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	16,984	156.20	1,135,211
Joseph F. Bruderek, Jr.	Annual Plan[3]	2/15/2024	2/15/2024	161,538	323,076	646,153	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	694	1,387	2,774	—	—	—	324,128
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	1,850	—	—	305,084
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	3,258	156.20	217,765
Robert S. McLean	Annual Plan[3]	2/15/2024	2/15/2024	149,307	298,615	597,230	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	677	1,354	2,708	—	—	—	316,416
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	1,806	—	—	297,827
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	3,181	156.20	212,618
Steven R. Bower	Annual Plan[3]	2/15/2024	2/15/2024	80,854	161,707	323,414	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	245	489	978	—	—	—	114,274
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	652	—	—	107,521
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	1,148	156.20	76,732
Larisa R. Joiner	Annual Plan[3]	2/15/2024	2/15/2024	89,745	179,490	358,981	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	280	560	1,120	—	—	—	130,866
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	747	—	—	123,188
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	1,316	156.20	87,961
J. Milton Childress II[5]	Annual Plan[3]	2/15/2024	2/15/2024	85,709	171,417	342,834	—	—	—	—	—	—	—
	Equity Plan[4]	2/15/2024	2/15/2024	—	—	—	963	1,925	3,850	—	—	—	449,853
	Equity Plan	2/15/2024	2/15/2024	—	—	—	—	—	—	2,567	—	—	423,324
	Equity Plan	2/27/2024	2/15/2024	—	—	—	—	—	—	—	4,521	156.20	302,184

(1)	Date of approval of the award by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee authorized the award of stock options to the named executive officers at its meeting on February 15, 2024, but deferred the grant of the stock options until the fourth trading day after the issuance of our press release announcing our financial results for the fourth quarter and fiscal year ended December 31, 2023, with the per share exercise price being set at the closing price per share of our common stock on the NYSE on that fourth trading day, which was February 27, 2024.
(2)	The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2024 of stock options, restricted stock units and Performance Share Awards.
(3)	For 2024 awards under our annual performance plan, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation and Human Resources Committee administers the annual performance plan to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout.
(4)	The Performance Share Awards are denominated as share units, with the amount payable based on the performance level achieved. Payouts are based on our rTSR over the three-year performance cycle, with no payouts if our rTSR is below the 25th percentile, payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payouts capped at 100% of the target payout level if total shareholder return over the period is negative. The performance period is the three-year period ending December 31, 2026. Stock units earned under a Performance Share Award granted in 2024 will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted.
(5)	As a result of Mr. Childress’s retirement, the awards granted to him in 2024 continue to vest based on their respective vesting schedules, with payout under our annual performance plan and the Performance Share Awards being prorated based on the period of his service relative to the respective performance period.

2025 PROXY STATEMENT	42	ENPRO INC.

Executive compensation	Grants of plan-based awards

Annual performance plan awards

In February 2024, the Compensation and Human Resources Committee granted each named executive officer an opportunity for an award in 2024 under our annual performance plan. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the foregoing table. The 2024 payout amounts are included in column (g) of the summary compensation table. The annual incentive compensation plans and these awards are described in “Compensation discussion and analysis—2024 executive compensation decisions in detail—Annual performance incentive plan awards.”

Performance Share Awards

Our annual long-term incentive compensation awards made in 2024 were granted as Performance Share Awards under the Equity Plan—that is, long-term incentive compensation awards denominated in share units, with the amount payable based on the performance level achieved. The amount earned with respect to a Performance Share Award is based on our total shareholder return compared to the same measure of the S&P SmallCap 600 Capital Goods (Industry Group) Index measured over a three-year performance cycle (rTSR). There are no payouts if our rTSR is below the 25th percentile, with payouts at 50% of the target payout if our rTSR is at the 25th percentile, 100% of the target payout if our rTSR is at the 50th percentile, and 200% of the target payout if our rTSR equals or exceeds the 75th percentile, with payouts interpolated for rTSR levels between these points and payout capped at 100% of the target payout level if total shareholder return over the period is negative. Stock units earned under a Performance Share Award will be paid out in an equal number of shares of common stock plus cash in an amount equal to the dividends that would have been paid on such shares as if they had been issued on the date the Performance Share Award was granted. The performance period for the awards is the three-year period ending December 31, 2026.

The Performance Share Awards granted in 2024 are forfeited in the event the recipient ceases to be employed prior to December 31, 2026 for any reason other than death, disability, retirement, involuntary termination other than for cause or in connection with a change in control. In the event of the recipient’s death, disability, retirement or involuntary termination other than for cause, the Performance Share Awards are to be paid out at prorated amount based on the proportion of the performance period that the recipient was employed, with, in the event of the recipient’s death, the performance being measured through the end of the prior fiscal quarter with the payout to be made promptly, and, in the event of the recipient’s disability, retirement or involuntary termination of employment without cause, the performance being measured over the three-year performance period with payout to be made following the determination of such performance. If, upon a “change in control” as defined in the Equity Plan, a Performance Share Award is not assumed, converted or replaced by the resulting entity in the change-in-control transaction, or if the award is so assumed, converted or replaced and within two years after the date of a change in control the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” as such terms are defined in the award agreement for the Performance Share Award, then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement at the target level or the actual level of achievement of the performance goals against target as of the fiscal quarter end preceding the change-in-control event. The Performance Share Awards made to the NEOs in 2024 are described in “Compensation discussion and analysis—Executive summary—2024 executive compensation decisions at a glance” and “Compensation discussion and analysis—2024 executive compensation decisions in detail—Long-term compensation.”

Restricted stock unit awards

All 2024 awards of restricted stock units to the named executive officers were made under the Equity Plan. The restricted stock units vest, subject to continued employment, in equal annual installments on the first, second and third anniversaries of the date of the award. The restricted stock units fully vest earlier than the scheduled vesting date in the event of death or disability. In the event of an executive’s retirement, the unvested restricted stock units continue to vest based on the vesting schedule. The restricted stock units would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards. Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Stock options

The stock options awarded in 2024 become exercisable, subject to continued employment, in equal installments on the first, second and third anniversaries of the date of grant. To the extent permitted under the Internal Revenue Code, the stock options are intended to qualify as incentive stock options. The stock options expire if not exercised by the tenth anniversary of the date of grant, with earlier termination in connection with a termination of employment, other than upon death or disability (in which case the options fully vest but are exercisable for a period no longer than one year after such event) or retirement (in which case the options continue to become exercisable based on the vesting schedule). The stock options would vest upon a change in control of the company, except that, if the resulting entity in the change in control assumes, converts or replaces the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the executive’s employment is terminated without “cause” or the executive resigns for “good reason,” as such terms are defined in the stock option award agreements. In addition, upon a change in control the stock options may be cancelled in exchange for a payment based on the in-the-money value of the stock option as of the occurrence of the change in control.

2025 PROXY STATEMENT	43	ENPRO INC.

Executive compensation	Grants of plan-based awards

The annual stock options awarded in 2024 were granted on February 27, 2024, which was the day that we filed our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) and the fourth trading day after the issuance our press release announcing our financial results for the fourth quarter and year ended December 31, 2023. We have included the following table to report the percentage change in the per share closing price in our common stock on the New York Stock Exchange on the trading day immediately prior to the filing of the 2023 Form 10-K ($158.77) and the trading day immediately following such filing ($159.14).

Name	Grant date	Number of securities underlying the award (#)	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)

Percentage Change in the
Closing Market Price of
the Securities Underlying
the Award Between the
Trading Day Ending
Immediately Prior to the
Filing of the 2023

Form 10-K and the
Trading Day Beginning
Immediately Following
the Filing of the 2023 Form
10-K(%)

Eric A. Vaillancourt	2/27/2024	16,984	156.20	1,135,211	0.23
Joseph F. Bruderek, Jr.	2/27/2024	3,258	156.20	217,765	0.23
Robert S. McLean	2/27/2024	3,181	156.20	212,618	0.23
Steven R. Bower	2/27/2024	1,348	156.20	76,732	0.23
Larisa R. Joiner	2/27/2024	1,316	156.20	87,961	0.23
J. Milton Childress II	2/27/2024	4,521	156.20	302,184	0.23

2025 PROXY STATEMENT	44	ENPRO INC.

Executive compensation	Outstanding equity awards at fiscal year-end

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2024 of equity awards to our named executive officers. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either had not vested or the officers had not yet earned them as of December 31, 2024.

		Option Awards		Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Eric A. Vaillancourt	6,300	—	53.78	2 /27/2030	—	—	—	—
	6,662	—	80.00	2/25/2031	—	—	—	—
	10,265	—	106.10	11/28/2031	—	—	—	—
	15,424	7,736(2)	106.54	2/24/2032	—	—	—	—
	7,402	14,828(3)	110.73	3/2/2033	—	—	—	—
	—	16,984(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	3,794(5)	654,275	—	—
	—	—	—	—	8,009(6)	1.381,152	—	—
	—	—	—	—	9,644(7)	1,663,108	—	—
	—	—	—	—	—	—	18,010(8)	3,105,825
	—	—	—	—	—	—	14,466(9)	2,494,662
Joseph F. Bruderek, Jr.	—	3,258(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	1,850(7)	319,033	—	—
	—	—	—	—	—	—	2,774(9)	478,376
Robert S. McLean	11,190	—	53.78	2/27/2030	—	—	—	—
	10,248	—	80.00	2/25/2031	—	—	—	—
	3,830	1,921(2)	106.54	2/24/2032	—	—	—	—
	1,428	2,862(3)	110.73	3/2/2033	—	—	—	—
	—	3,181(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	942(5)	162,447	—	—
	—	—	—	—	1,546(6)	266,608	—	—
	—	—	—	—	1,806(7)	311,445	—	—
	—	—	—	—	—	—	3,474(8)	599,091
	—	—	—	—	—	—	2,708(9)	466,995
Steven R. Bower	4,051	—	53.78	2/27/2030	—	—	—	—
	3,692	—	80.00	2/25/2031	—	—	—	—
	1,194	600(2)	106.54	2/24/2032	—	—	—	—
	515	1,033(3)	110.73	3/2/2033	—	—	—	—
	—	1,148(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	294(5)	50,700	—	—
	—	—	—	—	558(6)	96,227	—	—
	—	—	—	—	652(7)	112,437	—	—
	—	—	—	—	—	—	1,254(8)	216,252
	—	—	—	—	—	—	978(9)	168,656

2025 PROXY STATEMENT	45	ENPRO INC.

Executive compensation	Outstanding equity awards at fiscal year-end

		Option Awards		Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Larisa R.	3,314	—	53.78	2/27/2030	—	—	—	—
Joiner	3,249	—	80.00	2/25/2031	—	—	—	—
	1,107	556(2)	106.54	2/24/2032	—	—	—	—
	471	944(3)	110.73	3/2/2033	—	—	—	—
	—	1,316(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	273(5)	47,079	—	—
	—	—	—	—	510(6)	87,950	—	—
	—	—	—	—	747(7)	128,820	—	—
	—	—	—	—	—	—	1,146(8)	197,628
	—	—	—	—	—	—	1,120(9)	193,144
J. Milton	—	2,477(2)	106.54	2/24/2032	—	—	—	—
Childress II	2,030	4,067(3)	110.73	3/2/2033	—	—	—	—
	—	4,521(4)	156.20	2/27/2034	—	—	—	—
	—	—	—	—	303(5)	52,252	—	—
	—	—	—	—	2,197(6)	378,873	—	—
	—	—	—	—	214(7)	36,904	—	—
	—	—	—	—	—	—	2,332(8)	402,153
	—	—	—	—	—	—	536(9)	92,433

(1)	We calculated these values using a price of $172.45, the closing price per share of our common stock on the NYSE on December 31, 2024.
(2)	Such stock options vested and became exercisable on February 24, 2025.
(3)	Such stock options are scheduled to vest and become exercisable in equal installments on March 2, 2025 and March 2, 2026.
(4)	Such stock options are scheduled to vest and become exercisable in equal installments on February 27, 2025, February 27, 2026 and February 27, 2027.
(5)	Such restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vested on February 15, 2025.
(6)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 16, 2025 and February 16, 2026.
(7)	These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest in equal annual installments on February 15, 2025, February 15, 2026 and February 15, 2027.
(8)	The amounts for these outstanding Performance Share Awards for the 2023–2025 performance cycle are presented at the maximum performance level. The awards for the 2023–2025 performance cycle generally will vest December 31, 2025. The award to Mr. Childress is prorated for his period of service during the performance cycle.
(9)	The amounts for these outstanding Performance Share Awards for the 2024–2026 performance cycle are presented at the maximum performance level. The awards for the 2024–2026 performance cycle generally will vest December 31, 2026. The award to Mr. Childress is prorated for his period of service during the performance cycle.

2025 PROXY STATEMENT	46	ENPRO INC.

Executive compensation	Option exercises and stock vested

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2024 from equity awards, and includes Performance Share Awards for the 2022-2024 performance cycle, which were earned by the named executive officers on December 31, 2024, even though performance for the three-year performance cycle was not certified by the Compensation and Human Resources Committee until February 2025.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)(2)	Value Realized on Vesting ($) (e)(1)

Eric A. Vaillancourt	—	—	28,496	5,017,124
Joseph F. Bruderek, Jr.		—	—	—
Robert S. McLean	—	—	6,515	1,130,914
Steven R. Bower	—	—	2,367	408,179
Larisa R. Joiner	—	—	1,960	339,606
J. Milton Childress II	31,935	2,555,386	8,067	1,389,700

(1)	Value realized for stock options and restricted stock units is based on the closing price per share of our common stock on the NYSE on the day the stock option was exercised or the restricted stock unit award vested, as applicable, or, if such day was not a trading day, on the immediately preceding trading day. For Performance Share Awards, the value realized is based on the average closing price per share of our common stock on the NYSE over the 20 business days preceding the date the Compensation and Human Resources Committee certified the achievement of the performance level with respect to the Performance Share Award, which is the basis on which the share units under the Performance Share Awards are converted to cash for payment of such awards.
(2)	Number of shares acquired upon vesting includes share units under Performance Share Awards that were settled in cash.

Pension benefits

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan. Mr. Childress, who retired in 2024, is the only named executive officer who has participated in those plans. All existing defined benefit plans were closed to new participants prior to the date that each of the other named executive officers joined Enpro. Further accrual of service under the defined benefit pension plans was frozen effective on December 31, 2020. The following table presents the lump-sum value of Mr. Childress’s accumulated benefits under the pension plan at December 31, 2024. Mr. Childress’s benefits under the restoration plan were settled, following his retirement, by a lump-sum payment to him in 2024 of $1,522,004. The assumptions used to estimate the benefits under the pension plan are the same as those assumptions used in Note 14 to our Consolidated Financial Statements in our 2024 annual report and reflect Mr. Childress’s retirement as of May 31, 2024.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)

J. Milton Childress II	Pension	15.1	836,135

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual performance plan awards. However, compensation for the pension plan is limited under the federal tax code. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code.

2025 PROXY STATEMENT	47	ENPRO INC.

Executive compensation	Pension benefits

In connection with our spin-out from Goodrich Corporation in 2002, we established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Mr. Childress elected to accrue benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Benefit accrual under this plan was frozen on December 31, 2020. Mr. Childress became eligible to receive a contribution equal to 2% of salary and annual incentive compensation to his account in our 401(k) plan commencing in 2021.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan. Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan. Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Benefit accrual under this plan was frozen on December 31, 2020. Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions. In addition, to the extent that our planned contribution to an executive officer’s account in our 401(k) plan equal to 2% of salary and annual incentive compensation exceeds the amount permitted for 401(k) contributions, we contribute the excess amount to the executive officer’s account in the deferred compensation plan.

Pursuant to our management stock purchase deferral plan, officers and other senior personnel were permitted to defer up to 50% of annual incentive compensation for five years or more. The deferred amounts were credited as phantom shares based on the value of our common stock. Amounts for cash dividends are accrued as dividends are paid on our common stock, with interest at an annual compound rate of 2% on the cash dividend amounts. Participants in the management stock purchase deferral plan were eligible to receive restricted stock units equal to 25% of the amount deferred. The restricted stock units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. We closed this plan to further participation after the deferrals of 2016 annual incentive compensation.

The following tables provide information about amounts we and the executives contributed to these plans in 2024 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year.

Deferred compensation plan
Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(2) (c)	Aggregate Earnings (Loss) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Eric A. Vaillancourt	115,394	175,549	243,841	—	2,568,815
Joseph F. Bruderek, Jr.	—	—	—	—	—
Robert S. McLean	75,128	66,364	161,788	—	1,672,787
Steven R. Bower	127,589	36,890	101,209	—	908,088
Larisa R. Joiner	—	4,905	1,025	—	24,270
J. Milton Childress II	43,770	63,079	226,169	1,251,441	371,657

(1)	Each officer’s contributions during 2024 were deferred from salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).
(2)	These amounts appear in the “All Other Compensation” column (column (i)) of the summary compensation table (see footnote 5 to that table).

2025 PROXY STATEMENT	48	ENPRO INC.

EXECUTIVE COMPENSATION	NON-QUALIFIED DEFERRED COMPENSATION

Management stock purchase deferral plan
Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings (Loss) in Last FY ($)(1)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)

Eric A. Vaillancourt	—	—	—	—	—
Joseph F. Bruderek, Jr.	—	—	—	—	—
Robert S. McLean	—	—	32,347	—	355,075
Steven R. Bower	—	—	8,153	—	89,502
Larisa R. Joiner	—	—	—	—	—
J. Milton Childress II	—	—	17,847	215,840	—

(1)	Based on the closing price for our common stock on the NYSE of $172.45 on December 31, 2024.
(2)	Such amounts reflect increases (decreases) in the value of the accounts from December 31, 2023 to December 31, 2024.

Under the deferred compensation plan, each officer can defer up to 25% of his or her salary each year and up to 50% of his or her annual performance plan compensation. We match dollar for dollar the first 6% of salary and annual performance plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. NEOs hired after our pension plan was closed to new participants in 2006, and prior to August 2016, receive an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year.

The executive officers who participate in the deferred compensation plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock and target date funds). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts.

A participant may elect to receive compensation deferred under the plan upon leaving the company or in a specified year while continuing to be employed by Enpro, as follows:

•	generally, for a participant electing to receive deferred compensation upon cessation of service, the participant may elect that such payment be made in a single lump as soon as practicable after termination of service or in annual installments ranging from five to ten years beginning upon termination of service;
•	for a participant electing to receive deferred compensation in a specified year while still employed, the deferred compensation is paid out in a lump sum in February of the specified year (which year may be no earlier than three years after the deferral), provided that if the participant ceases to be employed prior to the completion of the specified year, the deferred compensation is paid out in a lump sum in connection with the termination of service.

A participating employee who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination of the employee’s service (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Amounts deferred under the management stock purchase deferral plan are credited to an account denominated in stock units. The number of units is based on the fair market value of our common stock on the date of deferral. Prior to July 2016, additional stock units were credited to deferral accounts for any cash dividends paid on our common stock. The additional units were based on the number of stock units in the participating employee’s account and will be paid in whole and fractional units. In July 2016, the plan was amended to provide that the deferral accounts are credited in cash for any cash dividends paid thereafter during the deferral period. Payments of amounts under the management stock purchase deferral plan are based on the fair market value of our common stock at the time of payment and are to be made in shares of common stock or, at the company’s election, in cash. At the election of the participating employee, payments can be made either:

•	upon the termination of the employee’s service or
•	upon the earlier of the employee’s termination date or a date specified by the employee at the time the deferral is elected (the date specified must be within the fifth calendar year following the year of deferral or later).

The management stock purchase deferral plan permits participants to adjust the deferral periods they elect, subject to specified restrictions, and to receive early payments of deferred amounts in the event of unforeseen emergencies. Early payments are subject to the conditions specified in the management stock purchase deferral plan. A six-month delay applies to payments to certain participants upon termination of service.

Benefits under the deferred compensation plan and the management stock purchase deferral plan are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

2025 PROXY STATEMENT	49	ENPRO INC.

EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have management continuity agreements with our executive officers and certain other management employees designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company. In November 2024, we amended our management continuity agreements then in place to eliminate references to legacy compensation plans and awards that are no longer part of our executive compensation program and to otherwise update the agreements to reflect current terms rather than the terms from 2002 when the form of these agreements were originally adopted. The amendment to the management continuity agreements did not materially affect the economic arrangement under these agreements. At the same time, we approved a new form of management continuity agreement, having terms consistent with the amended agreements, to be entered into with executive officers thereafter.

Under amended agreements, any of the following events would be a “change in control”:

•	any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);

•	a change in the majority of our directors that our directors have not approved;

•	a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•	our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

For the named executive officers, the continuity agreement generally provides for the executive’s employment to continue, in the same position and with the same responsibilities and authority, for two years following the change in control. It also provides for the executive to maintain the same benefits and level of compensation, including average annual increases, during that period.

If we or our successor terminate an executive’s employment during his or her continuation period, other than for “cause,” or he or she voluntarily terminates his or her employment for a “good reason” (in each case as defined in the agreement), the executive would be entitled to the following payments and benefits:

•	A lump-sum cash payment of his or her annual base salary for two years.

•	A lump-sum cash payment of his or her pro rata target annual performance plan compensation for the year of termination.

•	A lump-sum cash payment intended to approximate continuation of annual performance plan compensation for the rest of the two-year payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual performance plan payout, (2) his or her target annual performance plan compensation for the year of termination, or (3) his or her target annual performance plan compensation for the year in which the change in control occurs.

•	A lump sum cash payment in an amount equal to (i) the number of months in the two-year payment period multiplied by (ii) the monthly premiums payable by executive officer for coverage for the executive officer and his or her eligible dependents under the company’s group medical and dental plans in which he or she participates immediately prior termination of employment (without regard to whether the executive officer elects to receive continuation coverage under those plans), with such amount to be increased for any applicable income or payroll taxes (but not excise taxes) payable by the executive officer on such amount (assuming maximum marginal income tax rates).

•	The vesting of any outstanding awards under the Equity Plan, including any outstanding Performance Share Awards, will be determined according to the terms and provisions of the Equity Plan and the applicable award agreements, provided that such vesting treatment shall, at a minimum, provide for prorated vesting of Performance Share Awards based on the greater of (i) achievement of the performance goals at their “target” level, and (ii) achievement of the performance goals at their actual level, determined as of the company’s fiscal quarter end immediately preceding the change-in-control event.

•	All continuity agreements include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.

In addition, each continuity agreement provides for reimbursement of attorneys’ fees and expenses incurred by the executive to successfully, in whole or in part, enforce the terms of the agreement with us.

2025 PROXY STATEMENT	50	ENPRO INC.

EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe under these agreements to the named executive officers who were employed on December 31, 2024 if there had been a change in control, and they had been terminated, on December 31, 2024, without consideration of impact of the scale-back provisions that would reduce the payments to executives to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code. The table also includes the value at that date of Performance Share Awards, restricted stock units and stock options that would vest under those circumstances. The table does not include a pro rata annual performance plan compensation for the year of termination because even without these agreements, these officers would be entitled to their full 2024 annual performance plan compensation if they had been terminated without cause on December 31, 2024.

			Foregone
	Salary and Annual	Existing	Long-
	Performance Plan	Performance	term	Restricted
	Compensation	Share	Incentive	Stock	Stock	Continuation
	Continuation	Awards	Awards	Units	Options	of Benefits	Total
Name	($)	($)	($)	($)	($)	($)	($)

Vaillancourt	4,091,594	3,668,318	4,157,080	3,698,535	6,820,053	14,504	22,450,084
Bruderek	1,795,476	557,771	567,705	319,033	561,842	37,996	3,839,823
McLean	1,776,514	629,391	729,464	740,500	1,373,392	30,199	5,279,459
Bower	1,143,308	227,246	227,634	259,365	479,583	25,006	2,362,143
Joiner	1,191,628	233,228	210,734	263,849	485,619	25,940	2,410,998

Long-term incentive awards

Under agreements for the Performance Share Awards outstanding at December 31, 2024, no payout is triggered by a “change in control” if the award is assumed, converted or replaced by the resulting entity in the “change in control.” However, if upon a “change in control” the award is not so assumed, converted or replaced, or if the award is assumed, converted or replaced and within two years after the date of a “change in control” the executive’s employment is terminated, either by the company other than for “cause” or by the executive for “good reason,” then the target payout opportunities attainable under the award are deemed to have been earned based upon the greater of assumed achievement of all relevant performance goals at their “target” level or the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the “change in control.” In such event, the award, as adjusted for such deemed performance, becomes vested in full and is to be paid as soon as administratively practicable. The amount included in the “Performance Share Awards” column of the foregoing table reflects such adjusted amount for each of the named executive officers in the table as if either triggering event had occurred on December 31, 2024. For these awards, the amount is based on the $172.45 per share closing price of our common stock on the NYSE on December 31, 2024.

Restricted stock unit and stock option awards

Upon a change in control, if the resulting entity in the “change in control” assumes, converts or replaces an outstanding restricted stock award or stock option award, the award will vest early in connection with the “change in control” only if within two years thereafter the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the applicable award agreements. Upon a change in control, if the resulting entity in the “change in control” does not assume, convert or replace an outstanding restricted stock award or stock option award, the award will vest early in full upon the “change in control.” The following table sets forth the value at December 31, 2024 of restricted stock unit awards and stock option awards granted to the named executive officers who were employed at December 31, 2024 that would have vested if a change in control had occurred on December 31, 2024 and the resulting entity did not assume these outstanding awards. The value is based on the $172.45 per share closing price of our common stock on the NYSE on December 31, 2024.

Name	Value of Restricted Stock Units ($)	Value of Stock Options ($)

Vaillancourt	3,698,535	6,820,053
Bruderek	319,033	561,842
McLean	740,500	1,373,392
Bower	259,365	479,583
Joiner	263,849	485,619

2025 PROXY STATEMENT	51	ENPRO INC.

EXECUTIVE COMPENSATION	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers who are employees as of the date of this proxy statement. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period.” However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under the federal tax code, it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual performance plan compensation and outstanding Performance Share Awards through the date of termination, and employees of retirement age are entitled to continued vesting of restricted stock units and stock options upon termination of employment. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer. The severance period for our named executive officers who are employees as of the date of this proxy statement is 12 months, except for Mr. Vaillancourt for whom the severance period is 24 months.

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe under these policies to our named executive officers if they had been terminated on December 31, 2024 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers would be entitled to their full 2024 annual performance plan compensation if they were terminated without cause on December 31, 2024.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata Performance Share Awards ($)(1)	Restricted Stock Units ($)(1)(2)	Stock Options ($)(1)	Outplacement ($)	Total ($)

Vaillancourt	1,800,000	14,504	1,451,052	3,589,489	6,815,914	8,000	13,678,959
Bruderek	480,000	18,998	79,729	—	—	6,750	585,477
McLean	502,148	15,099	277,530	713,426	1,372,357	6,750	2,887,310
Bower	362,567	12,503	100,193	250,915	479,066	6,750	1,211,994
Joiner	363,733	12,970	98,067	—	—	6,750	481,520
(1)	Reflects assumed performance at the target level for the Performance Share Awards and an assumed value of $172.45 per share, the closing price per share of our common stock on the NYSE on December 31, 2024 for all equity awards.
(2)	For employees of retirement age, termination of employment would result in pro rata vesting of outstanding restricted stock unit awards granted prior to 2023 and full vesting of outstanding restricted stock unit awards granted in 2023 and 2024, in each case with shares to be delivered on the scheduled vesting date.

2025 PROXY STATEMENT	52	ENPRO INC.

EXECUTIVE COMPENSATION	PAY VERSUS PERFORMANCE

Pay versus performance

An SEC rule adopted in 2023 requires that we include in the proxy statement disclosure of the relationship between executive compensation and our financial performance over the past five fiscal years. As specified by the SEC rule, the following table presents for each of the past five fiscal years:

•	the total compensation of each individual serving as principal executive officer (“PEO”) of Enpro as calculated in accordance with the presentation of Total compensation in the summary compensation table, appearing on page 40, with separate columns for each individual who served as PEO during this period (Marvin A. Riley, identified as First PEO in the table and elsewhere in this section of the proxy statement, served as Enpro’s principal executive officer until August 2, 2021, and Mr. Vaillancourt, identified as Second PEO in the table and elsewhere in this section of the proxy statement, has served as our principal executive officer since then);

•	the amount of “Compensation Actually Paid” as determined in accordance with the SEC rule for each PEO, with a description and quantification of the adjustments from total compensation as reported in accordance with the presentation of such amounts required for the summary compensation table to derive Compensation Actually Paid in 2024 set forth in footnote (3) to the table;

•	the average total compensation, as calculated in accordance with the presentation of total compensation in the summary compensation table, of the individuals, other than the PEO, listed as named executive officers in our proxy statement for the annual meeting held in the year following each such year (the “Non-PEO NEOs”), with a footnote to the table identifying the individuals comprising the Non-PEO NEOs in each year;

•	the average amount of “Compensation Actually Paid” as determined in accordance with the SEC rule for the Non-PEO NEOs, with a description and quantification of the adjustments from total compensation as reported in accordance with the presentation of such amounts required for the summary compensation table to derive Compensation Actually Paid in 2024 set forth in footnote (3) to the table;

•	Enpro’s cumulative total shareholder return (“TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the year presented in the table (for example, for 2024, the period from December 31, 2019 through December 31, 2024), assuming the investment of $100 in Enpro common stock on the first day of such period;

•	the cumulative TSR for each such period of the peer group of companies identified in a footnote to the table calculated on the same basis as Enpro’s TSR, but assuming an investment on the first day of such period of $100 in the common stock of such companies, allocated among such companies based on their respective market capitalization at December 31, 2019;

•	the net income of Enpro and its subsidiaries on a consolidated basis as presented in our consolidated statement of operations included in the accompanying annual report, which includes the results of discontinued operations; and

•	adjusted EBITDA, as determined in accordance with our practices under our annual performance plan—a measure selected by us for presentation in this table as the most important financial performance measure linking Compensation Actually Paid to the NEOs for the most recent fiscal year to company performance.

The table presents Compensation Actually Paid in accordance with the requirements of the SEC rule. The determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards and the Performance Share Awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEOs or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest (or, with respect to options, on the date that vested options are exercised). You should refer to the “Compensation Discussion & Analysis” section of this proxy statement for a complete description of how executive compensation relates to company performance and how the Compensation and Human Resources Committee makes its decisions.

2025 PROXY STATEMENT	53	ENPRO INC.

EXECUTIVE COMPENSATION	PAY VERSUS PERFORMANCE

Pay Versus Performance

	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income(7) (h)	Adjusted EBITDA(8) (i)
							Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
Year (a)	($) (b)	($) (b)	($) (c)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($ in millions)

2024		6,671,257		8,291,568	1,747,399	1,736,449	273.49	215.78	72.9	258.8
2023		6,192,009		10,544,006	1,407,163	2,492,008	246.71	175.50	18.3	245.2
2022		5,866,992		5,857,402	1,353,715	1,244,066	169.41	138.76	202.3	295.9
2021	9,311,014	3,251,529	1,083,322	4,579,554	1,857,663	3,117,325	169.68	145.03	178.3	216.0
2020	4,403,537		6,538,919		1,505,024	1,724,967	115.05	115.68	178.0	173.6
(1)	Marvin A. Riley served as President and Chief Executive Officer during all of 2020 and in 2021 until August 2, 2021 and is identified as First PEO in the table.
(2)	Eric A. Vaillancourt served as Interim President and Chief Executive Officer from August 2, 2021 until November 28, 2021 and has served as President and Chief Executive Officer since November 28, 2021. Mr. Vaillancourt is identified as Second PEO in the table.
(3)	Deductions from, and additions to, total compensation in the in the summary compensation table, appearing on page 40 to calculate Compensation Actually Paid for 2024 include:

	2024
	Second PEO ($)	Average Non- PEO NEOs ($)

Total Compensation from Summary Compensation Table	6,671,257	1,747,399
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	—	—
Amount added for current year service cost	—	—
Amount added for prior service cost impacting current year	—	—
Total Adjustments for Pension	—	—
Adjustments for Equity Awards*
Adjustment for grant date values in summary compensation table	(4,415,883)	(698,089)
Year-end fair value of unvested awards granted in current year	4,697,133	582,449
Year-over-year difference of year-end fair values for unvested awards granted in prior years	961,893	(4,242)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	356,327	103,496
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in total compensation	20,842	5,436
Total adjustments for Equity Awards	1,620,311	(10,950)
Compensation Actually Paid (as calculated)	8,291,568	1,736,449

*	Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.

2025 PROXY STATEMENT	54	ENPRO INC.

EXECUTIVE COMPENSATION	PAY VERSUS PERFORMANCE

(4)	The following table lists the individuals who comprise the Non-PEO NEOs in each of the covered years:

2024	2023	2022	2021	2020

Joseph F. Bruderek, Jr.	J. Milton Childress II	J. Milton Childress II	J. Milton Childress II	J. Milton Childress II
Robert S. McLean	Robert S. McLean	Robert S. McLean	Robert S. McLean	Robert S. McLean
Steven R. Bower	Steven R. Bower	Steven R. Bower	Steven R. Bower	Jerry L. Johnson
Larisa R. Joiner	Ronald R. Angelillo	Ronald R. Angelillo	Susan E. Sweeney	Susan E. Sweeney
J. Milton Childress II		Susan E. Sweeney

(5)	Represents the company’s TSR for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.

(6)	Represents the TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the covered year, which includes dividends paid during the relevant period. The TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index is used in determining rTSR under our Performance Share Awards.

(7)	Represents net income of Enpro and its subsidiaries on a consolidated basis, which includes the results of discontinued operations in each of the periods presented.

(8)	Adjusted EBITDA is a financial measure selected by the Compensation and Human Resources Committee for evaluating performance with respect to the annual incentive compensation plan. Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding certain selected expenses that the Compensation and Human Resources Committee believes do not reflect normal operating conditions and subtracting certain selected income items that such committee believes do not reflect normal operating conditions. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements, with additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. Adjusted EBITDA is not a financial measure that has been prepared in conformity with GAAP. While adjusted EBITDA is one factor that we use in internal evaluations of the overall performance of our businesses, we acknowledge that there are many items that impact a company’s reported results and the adjustments reflected in adjusted EBITDA are not intended to present all items that may have impacted these results. In addition, adjusted EBITDA as calculated for this purpose is not necessarily comparable to similarly titled measures used by other companies.

Performance measures used to link performance to executive compensation

We have listed below the four performance measures that represent the most important metrics we used to link Compensation Actually Paid to our NEOs for 2024:

•	Adjusted EBITDA;

•	Cash Flow ROIC;

•	rTSR; and

•	common stock trading price.

The first three financial performance measures are discussed in detail in “Compensation discussion and analysis—2024 executive compensation decisions in detail” in this proxy statement, including the use of these measures in annual and long-term performance-based compensation awards. The final measure—the trading price of our common stock—links the value of equity awards granted to executive officers to our performance, although external factors affecting the trading prices of equity securities generally may overwhelm the impact of our performance on the value of these awards.

2025 PROXY STATEMENT	55	ENPRO INC.

EXECUTIVE COMPENSATION	PAY VERSUS PERFORMANCE

Graphical presentations of the relationship of executive compensation to certain performance measures

The following charts present the relationship for the periods presented in the foregoing table between the Compensation Actually Paid for each of the PEOs and the average Compensation Actually Paid for the Non-PEO NEOs and each of the company’s TSR, net income and adjusted EBITDA.

Relationship of Executive Compensation Actually Paid to TSR of EnPro and of Peer Group

Relationship of Executive Compensation Actually Paid to Net Income

2025 PROXY STATEMENT	56	ENPRO INC.

EXECUTIVE COMPENSATION	PAY VERSUS PERFORMANCE

Relationship of Executive Compensation Actually Paid to Adjusted EBITDA

CEO pay ratio

An SEC rule requires annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (“PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding individuals serving as our PEO). The rule also requires annual disclosure of this median-compensated employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 40 of this proxy statement.

The SEC rule requires a company to identify the median-compensated employee only once every three years, absent changes to the employee population during that period that we reasonably believe would result in a significant change to our pay ratio disclosure. There were no such changes in our employee population since we undertook to identify the median-compensated employee for determination of the ratio in 2022. Accordingly, we elected to use the employee identified as the median-compensated employee for 2022 as the median-compensated employee for calculating the 2024 ratio. The SEC rule does not prescribe a particular method for identifying the median-compensated employee and permits companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee for 2022, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2022 of each of our employees who were employed as of December 31, 2022 without any exclusions, other than the exclusion of our then PEO. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the 2022 median-compensated employee based on this data. We calculated such employee’s 2024 total compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table.

Based on this method of calculation, the 2024 total compensation for the median-compensated employee was $58,810. The 2024 total compensation of our PEO, Mr. Vaillancourt, was $6,671,257, as reflected in the summary compensation table on page 40. Accordingly, the ratio of the PEO’s 2024 total compensation to the median-compensated employee’s 2024 total compensation is approximately 113:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the method described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s total compensation allow companies to adopt a variety of methods, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to the amounts reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 PROXY STATEMENT	57	ENPRO INC.

Proposal 3—Approval of an amendment and restatement of our 2020 Equity Compensation Plan

(Item 3 on the proxy card)

The board of directors is submitting a proposal for approval by the shareholders of an amendment and restatement of our 2020 Equity Compensation Plan, which is set forth in our Amended and Restated 2020 Equity Compensation Plan included in Appendix B. The 2020 Equity Compensation Plan was approved by the shareholders in 2020 and replaced our Amended and Restated 2002 Equity Compensation Plan (the “Prior Plan”). In this section of the proxy statement, we refer to our Amended and Restated 2020 Equity Compensation Plan as the “Equity Plan.”

The amendments effected by the Equity Plan would increase the number of shares of our common stock issuable in connection with awards under the Equity Plan by 400,000 shares. In addition, the amendments would (i) extend the term under which awards may be made under the Equity Plan from April 29, 2030 to April 30, 2035, (ii) revise certain of the share counting provisions, and (iii) make certain clarifications and otherwise update the Equity Plan for changes since 2020.

Our board of directors believes the Equity Plan is an important factor in attracting, keeping and motivating key employees, and further believes that the type of incentive compensation offered under the Equity Plan should continue to be offered in the future.

The following general discussion of the Equity Plan, including the increase in the number of shares and other changes reflected in the proposed amendment and restatement, is qualified by reference to the copy of the Equity Plan that is attached to this proxy statement as Appendix B. The board approved the Equity Plan, subject to shareholder approval, at its February 13, 2025 meeting.

Key features

The following features of the Equity Plan protect the interests of our shareholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SAR, is ten (10) years.

•	No repricing or grant of discounted stock options or SARs. The Equity Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Equity Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No reloads of options and SARs. The Equity Plan prohibits the grant of options or SARs that include a “reload” feature.

•	No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the Equity Plan, we do not automatically accelerate vesting of awards in connection with a change in control of our company. The Equity Plan does not include a “liberal” change in control definition or provide change in control excise tax gross-ups.

2025 PROXY STATEMENT	58	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	KEY FEATURES

•	No liberal share counting for Options or SARs. The Equity Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise price or tax obligation for grants of options and SARs. The only shares that are re-used in the Equity Plan are for awards that have been canceled, forfeited, or expired, settled in cash, or subject to share withholding to cover tax obligations in case of full-value awards such as restricted stock, RSUs and performance shares. The Equity Plan, as originally approved in 2020, also prohibited re-using shares withheld for taxes on full-value awards.
•	Clawbacks. Awards granted under the Equity Plan are subject to our two executive compensation clawback policies.
•	Dividends. We will not pay dividends or dividend equivalents on stock options, SARs or on other unearned awards (both time-vesting and performance-vesting).
•	Minimum vesting requirements. The Equity Plan includes minimum vesting requirements. Awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

Information on equity compensation plans as of March 3, 2025

As of March 3, 2025, Enpro had:

•	172,433 outstanding restricted stock units, stock units under the management stock purchase deferral plan and director phantom shares, including both unvested awards and vested awards with a deferred payment date;
•	144,636 outstanding performance shares under the 2023-2025, 2024-2026 and 2025-2027 performance cycles (reflected at the maximum levels payable);
•	247,013 options outstanding, with a weighted average exercise price of $94.58 and a weighted average remaining term to expiration of 6.75 years; and
•	491,794 shares remaining available for grant under the 2020 Equity Compensation Plan prior to effectiveness of the proposed amendment and restatement, assuming payout of performance shares at the maximum performance level. If the Equity Plan is approved, an additional 400,000 shares will become available for grant under the Equity Plan. If the Equity Plan is approved, the number of shares available for grant under the Equity Plan would be reduced, on a one-for-one basis, by the number of shares subject to awards granted under the 2020 Equity Compensation Plan between March 3, 2025 (the date of the foregoing equity overhang information) and the approval of the Equity Plan.

The following is provided in order to assist those who may wish to run a burn rate calculation. The numbers in this table relate to the total number of shares earned and issued under performance awards in a year and the number of time-vesting restricted stock units and director phantom shares granted in a year across our company and are not limited to grants made to named executive officers or directors. No shares were issued under performance share awards in these years because such awards were paid out in cash.

						Weighted-Average
		Performance	Time-Vested	Director		Number of
		Shares	Restricted	Phantom		Common
	Options	Earned and	Stock Units	Shares		Shares
Year	Granted	Issued	Granted	Granted	Total	Outstanding

2024	41,801	—	54,862	1,072	97,735	20,968,497
2023	51,871	—	60,703	1,737	111,403	20,887,653
2022	57,018	—	54,374	3,123	114,515	20,794,656

Summary of the Equity Plan

The following principal feature summary of the Equity Plan does not purport to be a complete description of all of the provisions of the Equity Plan. It is qualified in its entirety by reference to the complete text of the Equity Plan, which is attached to this proxy statement as Appendix B.

Eligibility

Awards may be granted under the Equity Plan to officers, employees, consultants, and advisors of Enpro and its subsidiaries and to Enpro’s non-employee directors. Incentive stock options may be granted only to employees of Enpro or its subsidiaries. As of March 1, 2025, approximately 131 employees were eligible to receive awards under the Equity Plan, including five executive officers, as well as nine non-employee directors.

2025 PROXY STATEMENT	59	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	SUMMARY OF THE EQUITY PLAN

Administration

The Equity Plan is administered by the Compensation and Human Resources Committee (defined in this section of the proxy statement as the “Committee”). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of authorized shares

The number of shares of common stock authorized for issuance under the Equity Plan is the sum of:

•	the shares approved by shareholders at the original effective date of the 2020 Equity Compensation Plan (April 29, 2020), which was (A) 1,165,000 shares plus (B) the shares of common stock underlying outstanding awards granted under the Prior Plan that, following April 29, 2020, expire, or are terminated, surrendered, or forfeited for any reason without issuance of such shares (including for outstanding performance share awards to the extent they are earned at less than maximum); plus

•	effective upon approval of the shareholders at the 2025 Annual Meeting, 400,000 shares.

If the Equity Plan is approved, the number of shares available for grant under the Equity Plan would represent 4.1% of the fully diluted common shares outstanding as of March 3, 2025.

Up to 1,565,000 shares may be granted as incentive stock options under Section 422 of the Internal Revenue Code. The shares of common stock issuable under the Equity Plan will consist of authorized and previously unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the Equity Plan and thereafter are forfeited, the shares subject to awards and the forfeited shares will again be available for grant under the Equity Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Equity Plan:

•	any award that is settled in cash rather than by issuance of shares of common stock;

•	shares surrendered or tendered in payment of any taxes required to be withheld in respect of a full-value award, such as restricted stock, RSUs, performance shares, or other stock-based awards; and

•	awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding on options or SARs will continue to count against the aggregate number of shares of common stock available for grant under the Equity Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with proceeds from the exercise of stock options will not be added back to the pool of shares available to grant under the Equity Plan.

Adjustments

In the event of any corporate event or transaction, such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of Enpro, a combination or exchange of common stock, dividend in kind, or other like change in capital structure, number of outstanding shares of common stock, distribution (other than normal cash dividends) to shareholders, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of participants’ rights, will make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Equity Plan, and other determinations applicable to outstanding awards. If Enpro is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving Enpro, outstanding awards will be subject to the agreement governing the transaction.

Types of awards

The Equity Plan permits the granting of any or all of the following types of awards:

•	Stock options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets the exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of March 3, 2025, was $178.19.) At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten (10) years), and other conditions on exercise.

2025 PROXY STATEMENT	60	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	SUMMARY OF THE EQUITY PLAN

•	Stock appreciation rights (SARs). The Committee may grant SARs, either as a freestanding award or as a right in tandem with the number of shares underlying stock options granted under the Equity Plan. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the exercise price of the SAR. The exercise price of a tandem SAR is equal to the exercise price of the related stock option and the exercise price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten (10) years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•	Restricted stock, restricted stock units and other stock-based awards. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future, including phantom shares awarded to our non-employee directors. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee. The Committee may also grant other types of stock or stock-based awards subject to the terms of the Equity Plan and any other terms and conditions determined by the Committee.

•	Performance awards. The Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Business criteria include, but are not limited to, any of the following:

•	total sales;

•	sales growth (with or excluding acquisitions);

•	revenue-based measures for particular products, product lines, or product groups;

•	income;

•	earnings per share of common stock;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation, and amortization;

•	free cash flow;

•	return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax);

•	cash flow return on investment;

•	total shareholder return;

•	stock price increases;

•	total business return;

•	economic value added or similar “after cost of capital” measures;

•	return on sales or margin rate, in total or for a particular product, product line, or product group;

•	working capital (or any of its components or related metrics);

•	working capital improvement;

•	market share;

•	measures of customer satisfaction (including survey results or other measures of satisfaction)

•	safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures);

•	measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio;

•	strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring; and

•	any combination of the foregoing; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

2025 PROXY STATEMENT	61	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	SUMMARY OF THE EQUITY PLAN

No repricing; no reloads

Without shareholder approval, the Committee is not authorized to take any of the following actions:

•	lower the exercise price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Equity Plan, such as stock splits,

•	take any other action that is treated as a repricing under generally accepted accounting principles, or

•	cancel a stock option or SAR at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units, or other equity award unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

The Equity Plan also prohibits the grant of options or SARs that include a “reload” feature.

Clawback

All cash and equity awards granted under the Equity Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any company clawback or similar policy or any applicable law related to such actions, as may be in effect from time-to-time, including Enpro’s two executive compensation clawback policies described beginning on page 35.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in control

Upon a change in control of Enpro, outstanding awards which are assumed by the resulting entity will generally continue vesting under the terms of the applicable award agreements. However, the assumed awards may be subject to accelerated vesting if the award holder is subject to certain terminations of employment (termination by the company without cause or by the award holder with good reason) within two years following the change in control. Awards which are not assumed by the resulting entity upon a change in control will be subject to accelerated vesting. In either case, vesting for performance awards will be based on the greater of: (1) an assumed achievement of all relevant performance goals at the target level, or (2) the actual level of achievement of all relevant performance goals against target as of the company’s fiscal quarter end preceding the change in control. “Change in control” is defined under the Equity Plan and requires consummation of the applicable transaction.

Term, termination and amendment of the Equity Plan

Unless earlier terminated by our Board of Directors, the Equity Plan will terminate, and no further awards may be granted, ten (10) years after the date on which it is approved by shareholders at the 2025 annual meeting. Our Board may amend, suspend, or terminate the Equity Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, shareholder approval will be required for any amendment. The amendment, suspension, or termination of the Equity Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New plan benefits

A new plan benefits table for the Equity Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Equity Plan if the Equity Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Equity Plan will be made at the Committee’s discretion, subject to the terms of the Equity Plan. Therefore, the benefits and amounts that will be received or allocated under the Equity Plan are not determinable at this time. For information about awards made in 2024 under the 2020 Equity Compensation Plan to the NEOs, see “Executive Compensation—Grants of plan-based awards” on page 42.

As of March 3, 2025, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current Equity Plan: Eric A. Vaillancourt, 85,209; Joseph F. Bruderek, Jr., 6,676; Robert S. McLean, 26,250; Steven R. Bower, 9,181; Larisa R. Joiner, 8,788; and J. Milton Childress II, 33,505; all current executive officers as a group, 169,609; all current directors who are not executive officers as a group, 0; each nominee for election as a director other than Mr. Vaillancourt, 0; each associate of any of such directors, executive officers or nominees, 0; each other person who received 5% of the options, 0; and all employees of the company, including all current officers who are not executive officers, as a group, 42,119. The closing price per share of our common stock as reported by the New York Stock Exchange on March 3, 2025 was $178.19.

2025 PROXY STATEMENT	62	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	NEW PLAN BENEFITS

The following table sets forth certain information as of December 31, 2024, with respect to the 2020 Equity Compensation Plan and the Prior Plan, which are the only compensation plans or arrangements (other than our tax-qualified plans) under which we have options, warrants or rights to receive equity securities authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	410,802(1)	114.11(2)	728,600
Equity compensation plans not approved by security holders	—	—	—
Total	410,802(1)	114.11(2)	728,600

(1)	Includes shares issuable under restricted stock unit awards and under Performance Share Awards granted under our shareholder-approved equity compensation plans. This amount includes shares payable at the maximum level for Performance Share Awards for the 2023–2025 and 2024–2026 performance cycles. Performance Share Awards for the 2022–2024 performance cycle were, by their terms, settled in cash.

(2)	The weighted average exercise price does not take into account awards of phantom shares or restricted stock units. Information with respect to these awards is included in this proxy statement under the captions “Corporate governance policies and practices—Director compensation,” “Compensation discussion and analysis—2024 executive compensation decisions in detail—Long-term compensation and “Executive compensation—Grants of plan based awards—Restricted stock unit awards.”

Federal income tax information

The following is a brief summary of the U.S. federal income tax consequences of the Equity Plan generally applicable to our company and to participants in the Equity Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations, each as in effect on the date of this proxy statement, and is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified stock options

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive stock options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent or total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (1) one year from the date the participant exercised the option, and (2) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

2025 PROXY STATEMENT	63	ENPRO INC.

PROPOSAL 3—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2020 EQUITY COMPENSATION PLAN	FEDERAL INCOME TAX INFORMATION

Stock appreciation rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted stock awards, restricted stock units, and performance awards

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other stock or cash-based awards

The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax consequences to the company

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.

Section 409A

We intend that awards granted under the Equity Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.

Tax withholding

We are authorized to deduct or withhold from any award granted or payment due under the Equity Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Equity Plan until all tax withholding obligations are satisfied.

The board of directors unanimously recommends that you vote “FOR” approval of the Equity Plan.

2025 PROXY STATEMENT	64	ENPRO INC.

Proposal 4—Ratification of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for 2025

(Item 4 on the proxy card)

On February 12, 2025, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

2025 PROXY STATEMENT	65	ENPRO INC.

Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2025. We refer herein to PricewaterhouseCoopers LLP as our “external auditors.” We understand that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting on April 30, 2025. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enpro.com; click on “About Us,” then “Governance,” then “Committee Composition” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2024 and 2023 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers LLP for each of the past two years:

	2024	2023

Audit Fees	$2,838,650	$2,639,600
Audit-Related Fees(1)	—	13,000
Tax Fees(2)	148,000	40,000
All Other Fees(3)	2,000	2,000
Total Fees	$2,988,650	$2,694,600

(1)	Audit-Related Fees in 2023 were incurred in connection with work related to a foreign pension plan certification and work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements.

(2)	Tax fees were incurred in 2024 in connection with assessment of development tax credit opportunities and in 2023 in connection with assessments of transfer pricing agreements and research and development tax credit opportunities.

(3)	All Other Fees in 2024 and 2023 consisted of a license fee for use of an online financial reporting disclosure checklist.

2025 PROXY STATEMENT	66	ENPRO INC.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2024 consolidated financial statements and our internal control over financial reporting, and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2024. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers LLP.

In addition, the Audit Committee:

•	discussed with PricewaterhouseCoopers LLP Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and

•	confirmed with PricewaterhouseCoopers LLP the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective 2024 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers LLP to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers LLP and its review of management’s representation and the report of PricewaterhouseCoopers LLP to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC.

Audit and Risk Management Committee William Abbey Allison K. Aden Thomas M. Botts Felix M. Brueck Adele M. Gulfo David L. Hauser John Humphrey Ronald C. Keating Judith A. Reinsdorf

February 12, 2025

2025 PROXY STATEMENT	67	ENPRO INC.

General information

The enclosed proxy is solicited on behalf of the board of directors of Enpro Inc., in connection with our 2025 annual meeting of shareholders. The meeting will be held on Wednesday, April 30, 2025 at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy using of these methods ensures that your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

Every vote is important! Please vote your shares promptly.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2024 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 24, 2025. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor.relations@enpro.com or by calling 704-731-1527.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•	Election of ten directors;

•	Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement;

•	Approval of the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned Enpro common stock as of the close of business on the record date, March 7, 2025. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other matters to be considered at the meeting. At the close of business on the record date, 21,041,682 shares of Enpro common stock were outstanding and eligible to vote. The amount does not include 176,465 shares held by an Enpro subsidiary.

2025 PROXY STATEMENT	68	ENPRO INC.

GENERAL INFORMATION

Who may attend the meeting?

Holders of Enpro common stock whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 7, 2025 may attend the meeting. In addition, shareholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may attend the meeting by presenting satisfactory evidence of ownership as of the March 7, 2025 record date. Our invited guests may also attend the meeting.

How do I vote?

Shareholders of record: Shareholders of record have four voting options:

•	over the Internet at the website address shown on the enclosed proxy card;
•	by telephone through the number shown on the enclosed proxy card;
•	by completing, signing, dating and returning the enclosed proxy card by mail; or
•	in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Shareholders owning shares in street name: If you hold your Enpro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy appointment from your bank, broker or other nominee and present that legal proxy appointment, together with proof of your identity, to company officials as you attend the meeting.

How do I vote my 401(k) shares?

If you hold Enpro shares in an Enpro 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold Enpro shares in an Enpro 401(k) plan and are also a shareholder of record with shares in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold Enpro shares outside an Enpro 401(k) plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Shareholders of record: Shareholders of record may change their votes in one of three ways:

•	by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or
•	by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or
•	by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Shareholders owning shares in street name: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of Enpro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

2025 PROXY STATEMENT	69	ENPRO INC.

GENERAL INFORMATION

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your Enpro shares will be voted as you have instructed.

If you are a shareholder of record and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

If you hold your shares in street name and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the NYSE. For our 2025 meeting, only the ratification of our independent accounting firm (Proposal 4) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1, 2 and 3).

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the ten directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, in addition to the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3: Approval of the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan. The Enpro Inc. Amended and Restated 2020 Equity Compensation Plan will be approved if more votes are cast “For” approval than are cast “Against” approval.

Proposal 4. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when shareholders who hold shares in street name do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. For all other proposals on the agenda for the annual meeting and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders of record entitled to vote at the annual meeting?

You may examine a list of the shareholders of record entitled to vote at the annual meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 24, 2025 through the end of the meeting, including during the annual meeting, in the room at our offices where the annual meeting will be held.

2025 PROXY STATEMENT	70	ENPRO INC.

GENERAL INFORMATION

What are the board’s recommendations?

Your board of directors recommends that you vote:

•	“FOR” each of our nominees to the board of directors;
•	“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement;
•	“FOR” the approval of the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan; and
•	“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the meeting. We will also post the voting results on our website, www.enpro.com.

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, rules adopted by the SEC allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor.relations@enpro.com or by calling 704-731-1527. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

Can I access these proxy materials on the Internet?

This proxy statement and our 2024 annual report to shareholders, which includes our 2024 Annual Report on Form 10-K, are available at https://www.enpro/shareholder-meeting.

Shareholders of record whose shares are held directly in their names in our stock register can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an email prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The email will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Shareholders who hold their shares in street name should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enpro.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to the solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $25,000.

In addition, if banks, brokers and other nominees representing shareholders who hold their shares in street name make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from these shareholders.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

2025 PROXY STATEMENT	71	ENPRO INC.

Beneficial ownership of our common stock

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities that beneficially owned more than five percent of our common stock as of March 3, 2025. This information is based solely on the most recent SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. et al.(2) 50 Hudson Yards New York, New York 10001	3,327,714	15.8%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,335,491	11.1%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, Texas 78746	1,273,397	6.1%
FMR LLC et al.(5) 245 Summer Street Boston, Massachusetts 02210	1,241,735	5.9%

(1)	Applicable percentage ownership is based on 21,041,682 shares of our common stock outstanding at March 3, 2025, other than shares held by our subsidiaries.

(2)	This information is based on a Schedule 13G amendment filed with the SEC on January 22, 2024 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reports beneficial ownership of 3,327,714 shares, with sole voting power over 3,277,465 shares and sole dispositive power over 3,327,714 shares. The Schedule 13G amendment was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The Schedule 13G amendment indicates that each of BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF beneficially owns 5% or greater of the outstanding shares of our common stock.

(3)	This information is based on a Schedule 13G amendment filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. reporting beneficial ownership as of December 29, 2023. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares, shared voting power with respect to 13,691 shares, sole dispositive power with respect to 2,302,937 shares and shared dispositive power with respect to 32,554 shares.

(4)	This information is based on a Schedule 13G amendment filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP reporting beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP reports sole voting power over 1,250,674 shares and sole dispositive power over 1,273,397 shares in its role as investment advisor to certain investment companies or as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts, which own such shares. In its Schedule 13G amendment, Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(5)	This information is based on a Schedule 13G filed with the SEC on November 12, 2024 by FMR LLC and Abigail P. Johnson reporting beneficial ownership as of September 30, 2024, which reports beneficial ownership of 1,241,735 shares, with sole voting power and sole dispositive power over all such shares. The Schedule 13G reports that each of the following beneficially owns shares of the company’s common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC. The Schedule 13G further reports that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, that members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC, and members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

2025 PROXY STATEMENT	72	ENPRO INC.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF OUR COMMON STOCK

Director and executive officer ownership of our common stock

The following table sets forth information as of March 3, 2025 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)

Eric A. Vaillancourt	104,635	—	—	*
William Abbey	2,792	—	909	*
Allison K. Aden	812	—	—
Thomas M. Botts	23,972	—	2,953	*
Felix Brueck	18,724	—	9,993	*
Adele M. Gulfo	9,020	—	—	*
David L. Hauser	28,701	4,620	8,534	*
John Humphrey	18,264	—	7,804	*
Ronald C. Keating	2,283	—	1,199	*
Judith A. Reinsdorf	3,903	—	—	*
Joseph F. Bruderek Jr.	1,495	—	—	*
Robert S. McLean	60,216	—	—	*
Steven R. Bower	17,379	—	—	*
Larisa R. Joiner	18,157	—	—	*
J. Milton Childress II(5)	40,645	—	—	*
14 directors and current executive officers as a group	310,353	4,620	31,392	1.5%

*	Less than 1%.

(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 3, 2025 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director, Mr. Botts, 14,832 shares; Mr. Brueck, 11,871 shares; Ms. Gulfo, 4,727 shares; Mr. Hauser, 24,976 shares; Mr. Humphrey, 9,902 shares; Mr. Keating, 2,283 shares; Ms. Reinsdorf, 432 shares; and all directors and current executive officers as a group 69,023 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 3, 2025 through the exercise of stock options: Mr. Vaillancourt, 66,868 option shares; Mr. Bruderek, 1,084 option shares; Mr. McLean, 31,105 option shares; Mr. Bower, 10,951 option shares; Ms. Joiner, 9,606 option shares; Mr. Childress, 2,030 option shares; and all directors and current executive officers as a group, 119,614 option shares. The numbers also include the following shares held in our Retirement Savings Plan for Salaried Employees as follows: Mr. Vaillancourt, 2,892 shares; Mr. Childress, 1,202 shares; and 2,892 shares in the aggregate allocated to members of all directors and current executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Vaillancourt, 19,776 restricted stock units; Mr. Bruderek, 3,206 restricted stock units; Mr. McLean, 3,583 restricted stock units; Mr. Bower, 1,291 restricted stock units; Ms. Joiner, 1,415 restricted stock units; Mr. Childress, 1,100 restricted stock units; and all directors and current executive officers as a group, 29,271 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan: Mr. McLean, 508 shares; and all directors and current executive officers as a group, 508 shares. The amounts reported do not include the following unvested stock options: Mr. Vaillancourt, 34,906 option shares; Mr. Bruderek, 5,592 option shares; Mr. McLean, 6,335 option shares; Mr. Bower, 2,281 option shares; Ms. Joiner, 2,496 option shares; Mr. Childress, 5,051 option shares; and all directors and current executive officers as a group, 51,610 option shares. The amounts reported do not include share unit accounts under our Management Stock Purchase Plan for deferrals of annual incentive compensation: Mr. McLean, 2,060 shares; and all directors and current executive officers as a group, 2,060 shares.

(2)	This amount reflects cash-settled phantom shares awarded to Mr. Hauser and dividend equivalents accrued with respect to these awards. We ceased awarding cash-settled phantom shares to directors before the other directors joined the board. When Mr. Hauser leaves the board, he will receive cash in an amount equal to the value of these phantom shares. Because these phantom shares are payable in cash, Mr. Hauser has neither voting nor investment authority in common stock arising from his ownership of these phantom shares and is therefore not deemed to beneficially own shares underlying these awards, though his economic interest with respect to these awards is equivalent to the economic interest of stock ownership.

(3)	These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 3, 2025, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.

(4)	These percentages do not include the directors’ phantom shares or stock units described in footnotes 2 and 3, above. Applicable percentage ownership is based on 21,041,682 shares of our common stock outstanding at March 3, 2025, other than shares held by our subsidiaries.

(5)	Mr. Childress’s beneficial ownership is presented as of the date of his retirement, May 31, 2024, except that his vested options are presented as of December 31, 2024 and unvested options as of March 3, 2025.

2025 PROXY STATEMENT	73	ENPRO INC.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	SECTION 16(a) REPORTS

Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these reports to be filed within specified deadlines after the event triggering the requirement to file a report.

We have reviewed the copies of the Section 16 reports filed with the SEC. Based solely on this review, we believe that no director, officer, or 10% shareholder failed to timely file in 2024 any report required by Section 16(a).

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2026 annual shareholders’ meeting or nominate one or more individuals for election to the board of directors must ensure that our Secretary receives notice of the proposal or nominations between December 31, 2025 and January 30, 2026 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from April 30, 2026). Each notice must present the information required under our bylaws. Shareholders wishing to submit such a proposal or make such a nomination at the 2026 annual meeting are urged to review the notice requirements of our bylaws. Our bylaws are included as an exhibit to our Form 10-K for the year ended December 31, 2024, which is available on the SEC’s website, www.sec.gov.

Finally, we must receive any shareholder proposal intended to be included, pursuant to applicable SEC rules, in our proxy statement for the 2026 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 24, 2025. The applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2026 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Thomas A. Price
Secretary

March 24, 2025

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD.

2025 PROXY STATEMENT	74	ENPRO INC.

Appendix A—Annual performance plan measures

The following presents reconciliations of actual performance amounts for the fiscal year ended December 31, 2024 of adjusted EBITDA and adjusted operating income to the comparable GAAP measures, as well as the calculation of Cash Flow ROIC for that year, as such performance measures were contemplated in setting performance goal levels under the annual performance plan and as determined after completion of the fiscal year by the Compensation and Human Resources Committee. Adjusted EBITDA, adjusted operating income and Cash Flow ROIC are not financial measures under GAAP. The Compensation and Human Resources Committee believes adjusted EBITDA and Cash Flow ROIC are the most appropriate measures of the annual operating performance of our businesses and that performance on these measures, over time, are primary drivers of company value. These non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Although adjusted EBITDA as used by the Compensation and Human Resources Committee under the annual performance plan is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements and reports on Form 10-Q and Form 10-K, it also includes additional adjustments to eliminate the impact of acquisitions and dispositions occurring during the year and certain other items and the translation impact of foreign currency exchange. Accordingly, the amount presented as adjusted EBITDA below differs from the amount presented by Enpro for the similarly titled measure presented in our 2024 annual report to shareholders which includes the company’s Form 10-K for the fiscal year ended December 31, 2024.

Adjusted EBITDA

Year ended December 31, 2024

(in millions)
Income from continuing operations	$72.9
Adjustments to arrive at adjusted EBITDA:
Interest expense, net	34.5
Income tax expense	21.5
Depreciation and amortization expense	100.3
Restructuring and impairment expense	6.2
Environmental reserve adjustments	5.7
Costs associated with previously disposed businesses	1.4
Acquisition expense	4.3
Amortization of fair value adjustment to acquisition date inventory	1.7
Pension expense (non-service cost)	0.1
Foreign exchange losses related to the divestiture of GGB(1)	1.8
Long-term promissory note reserve(2)	4.5
Amortization of deferred cloud computing costs	1.9
Translation impact of foreign currency exchange	2.1
Other	(0.1)
Adjusted EBITDA	$258.8

(1)	In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2024. We have hedged the outstanding note in order to mitigate related gains or losses.
(2)	We received a long-term promissory note in connection with the sale of a divested business. As part of our regular review of the note, in the first quarter of 2024 we concluded a reserve was needed for expected future credit losses. We will continue to monitor the note regularly and adjust the reserve as needed based on known facts and circumstances.

2025 PROXY STATEMENT	A-1	ENPRO INC.

APPENDIX A—ANNUAL PERFORMANCE PLAN MEASURES	ADJUSTED OPERATING INCOME

Adjusted operating income

Year ended December 31, 2024

(in millions)
Operating income	$142.3

Adjustments to arrive at adjusted operating income:
Restructuring and impairment expense	6.2
Acquisition expense	4.3
Amortization of fair value adjustment to acquisition date inventory	1.7
Translation impact of foreign currency exchange	2.1
Other	(0.8)
Adjusted operating income	$155.8

(1)	Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition Alluxa that is subject to reduction for certain types of employment terminations of the Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The Alluxa non-controlling interests were acquired by Enpro in February 2024.
(2)	In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2024. We have hedged the outstanding note in order to mitigate related gains or losses.

Cash Flow ROIC

Cash Flow ROIC for the fiscal year ended is calculated by taking adjusted operating income ($155.8 million) multiplied by the difference between 1 minus the assumed tax rate of 25% (expressed as a fraction—i.e., 0.75) then adding depreciation and amortization expense at budgeted 2024 foreign exchange rates ($100.7 million) plus amortization of deferred cloud computing costs ($1.9 million) plus the decrease in average net working capital ($5.8 million) for the trailing twelve months and subtracting the amount of budgeted 2024 capital expenditures ($60.7 million), with such amount then divided by the sum of average working capital ($155.9 million), average gross property, plant and equipment ($366.7 million) and average gross software investment ($26.8 million).

2025 PROXY STATEMENT	A-2	ENPRO INC.

Appendix B—Enpro Inc.

2020 Equity Compensation Plan
(as amended and restated effective
April 30, 2025)

Enpro Inc., a North Carolina corporation, sets forth herein the terms of its Amended and Restated 2020 Equity Compensation Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (both as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants, and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants, and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan (as defined herein) provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan originally became effective on April 29, 2020, at which time it replaced the Predecessor Plan (as defined herein). This amendment and restatement of the Plan becomes effective upon approval of the Company’s shareholders at the 2025 annual meeting of shareholders primarily for the purpose of (i) adding shares to the Plan’s award pool, (ii) extending the term of the Plan, and (iii) otherwise meeting current needs.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.           “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.           “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.

2.3.           “Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant, that evidences and sets out the terms and conditions of an Award.

2.4.          “Board” means the Board of Directors of the Company.

2.5.          “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6.           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7.           “Committee” means the Compensation and Human Resources Committee, any successor committee or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8.          “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.01 per share.

2.9.          “Company” means Enpro Inc., a North Carolina corporation, or any successor corporation.

2.10.         “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.11.        “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2025 PROXY STATEMENT	B-1	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

2.12.         “Fair Market Value” of a share of Common Stock as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, ¬or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.13.         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent (50%) of the voting interests.

2.14.         “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.15.         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.16.         “Incumbent Board” means the individuals who, as of the Restatement Effective Date, constitute the Board; provided, however, that any individual becoming a director subsequent to the Restatement Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest.

2.17.         “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.18.        “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.19.         “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.20.        “Option Price” means the exercise price for each share of Stock subject to an Option.

2.21.         “Original Effective Date” means April 29, 2020, the date the Plan was originally approved by the Company’s shareholders.

2.22.        “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.23.        “Outstanding Company Common Stock” means the then outstanding shares of Stock.

2.24.         “Outstanding Company Voting Securities” means the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.25.        “Participant” means a person who receives or holds an Award under the Plan.

2.26.         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee.

2.27.         “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.28.         “Plan” means this Enpro Inc. Amended and Restated 2020 Equity Compensation Plan, as further amended and restated from time to time.

2.29.         “Predecessor Plan” means the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan.

2.30.        “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.31.         “Restatement Effective Date” means April 30, 2025, the date this amendment and restatement of the Plan was approved by the Company’s shareholders.

2.32.        “Restricted Period” shall have the meaning set forth in Section 10.1.

2.33.        “Restricted Stock” means shares of Stock, awarded to a Participant pursuant to Section 10 hereof.

2025 PROXY STATEMENT	B-2	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

2.34.         “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Participant pursuant to Section 10 hereof.

2.35.        “SAR Exercise Price” means the per share exercise price of a SAR granted to a Participant under Section 9 hereof.

2.36.        “SEC” means the United States Securities and Exchange Commission.

2.37.        “Section 409A” means Section 409A of the Code.

2.38.        “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39.         “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.40.        “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate.

2.41.         “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.42.        “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 hereof.

2.43.         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44.         “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.45.         “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.46.         “Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or otherwise required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Participants;

(ii) determine the type or types of Awards to be made to a Participant;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

2025 PROXY STATEMENT	B-3	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Participants who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board.

3.2.	No Repricing; No Reload Grants.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision herein to the contrary, the Company shall not grant Options or SARs that include a “reload” feature.

3.3.	Clawbacks.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements, (iv) the Company’s Dodd-Frank Clawback Policy to the extent applicable to the Participant, or (v) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6.	Minimum Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, share-settled Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested annual or long-term cash incentive awards, and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period under this clause (iii) may not be less than fifty (50) weeks after grant); provided, that, the Board may grant share-settled Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 15); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, or a Change in Control, in the terms of the Award or otherwise.

3.7.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares.

Subject to adjustment under Section 15, the maximum number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (i) 1,165,000 shares of Common Stock, plus (ii) shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Original Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares (including for outstanding performance share awards to the extent they are earned at less than maximum), plus (iii) effective upon approval by the Company’s shareholders at the Company’s 2025 annual meeting of shareholders, 400,000 shares of Common Stock. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

2025 PROXY STATEMENT	B-4	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

4.2.	Share Counting.

4.2.1.	General.

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2.	Cash-Settled Awards.

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3.	Expired or Terminated Awards.

If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4.	Payment of Option Price or Tax Withholding in Shares.

4.2.4.1. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. For an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award, if shares of Common Stock issuable upon vesting or settlement of the Award, or shares of Common Stock owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan.

4.2.4.2.  Stock Options and SARs. The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, (i) if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above; and (ii) for a share-settled SAR, the gross number of shares with respect to which the SAR is granted shall be counted against the limit in Section 4.1 (i.e., not just the net shares actually issued upon exercise of the SAR). In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of an Option or SAR by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5.	Substitute Awards.

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3.	Award Limits.

Subject to adjustment under Section 15, 1,565,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

5.	RESTATEMENT EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

This amendment and restatement of the Plan shall be effective as of the Restatement Effective Date, provided that it has been approved by the Company’s shareholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law, or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s shareholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Participant, materially impair rights or obligations under any Award theretofore awarded.

2025 PROXY STATEMENT	B-5	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant, or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, not inconsistent with the terms of the Plan. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Participant is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Shareholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein, or (ii) after the occurrence of an event which results in termination of the Option.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

2025 PROXY STATEMENT	B-6	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock subject to the Option.

8.8.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.	Payment of SAR Amount.

Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

2025 PROXY STATEMENT	B-7	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

10.2.	Restricted Stock Certificates.

The Company shall issue Stock, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as shareholders of the Company, including voting and dividend rights.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.	Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.	Purchase of Restricted Stock.

Unless otherwise specified in the Award Agreement, past Services provided by the Participant shall be considered adequate consideration for the Restricted Stock awarded to the Participant or Stock issued in settlement of Restricted Stock Units awarded to the Participant. Notwithstanding the foregoing, if specified in the Award Agreement, the Company may require a Participant to purchase Restricted Stock or shares of Stock issued in settlement of Restricted Stock Units at a Purchase Price specified in the Award Agreement. Any such Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for future Services to be rendered.

10.6.	Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or certificates evidencing the Participant’s ownership of the shares of Stock shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

2025 PROXY STATEMENT	B-8	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

11.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Participant.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Performance Conditions.

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

12.2.	Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

12.3.	Business Criteria.

For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), including any of the following: (i) total sales, (ii) sales growth (with or excluding acquisitions), (iii) revenue-based measures for particular products, product lines, or product groups, (iv) income, (v) earnings per share of Common Stock, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes, depreciation, and amortization, (viii) free cash flow, (ix) return on equity, assets, investment, invested capital, capital, total or net capital employed, or sales (pre or post-tax), (x) cash flow return on investment, (xi) total shareholder return, (xii) Stock price increases, (xiii) total business return, (xiv) economic value added or similar “after cost of capital” measures, (xv) return on sales or margin rate, in total or for a particular product, product line, or product group, (xvi) working capital (or any of its components or related metrics), (xvii) working capital improvement, (xviii) market share, (xix) measures of customer satisfaction (including survey results or other measures of satisfaction), (xx) safety (determined by reference to recordable or lost time rates, first aids, near misses, or a combination of two or more such measures or other measures), (xxi) measures of operating efficiency such as productivity, cost of non-conformance, cost of quality, on time delivery, and efficiency ratio, and (xxii) strategic objectives with specifically identified areas of emphasis such as cost reduction, acquisition assimilation synergies, acquisitions, or organization restructuring; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

13.	OTHER STOCK-BASED AWARDS

13.1.	Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

2025 PROXY STATEMENT	B-9	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

13.2.	Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company), such as any merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee or the Board, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the purchase price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case. Any such adjustment shall comply with Section 409A.

15.2.	Effect of Certain Transactions.

If the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding Awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

2025 PROXY STATEMENT	B-10	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

15.3.	Change in Control.

15.3.1.	Consequences of a Change in Control.

Upon a Change in Control, except as otherwise provided in the applicable Award Agreement, the following treatment shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control; provided, however, that no such provision may cause the Plan or any Award hereunder to fail to meet the requirements of Section 409A:

(i)	to the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, (A) such outstanding Awards that may be exercised shall become fully exercisable and remain exercisable for such period as specified in the Award Agreement not to exceed the remainder of the term of the Award; (B) all restrictions with respect to outstanding Awards, other than for Performance Awards, shall lapse and the Award shall become fully vested and non-forfeitable; and (C) for any outstanding Performance Awards the payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (1) an assumed achievement of all relevant performance goals at the target level, or (2) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

(ii)	to the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either by the Company other than for “cause” or by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then (A) such outstanding Awards that may be exercised shall become fully exercisable and remain exercisable for such period as specified in the Award Agreement not to exceed the remainder of the term of the Award; (B) all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and the Award shall become fully vested and non-forfeitable; and (C) for any outstanding Performance Awards, the payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (1) an assumed achievement of all relevant performance goals at the target level, or (2) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

15.3.2.	Change in Control Defined.

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i)	the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (1) the Outstanding Company Common Stock or (2) the Outstanding Company Voting Securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition by any company with respect to which, following such acquisition, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii)	individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)	consummation of a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation, do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

2025 PROXY STATEMENT	B-11	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

(iv)	consummation of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than seventy percent (70%) of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company has undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4.	Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

17.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation, or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant. The shares of Stock so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations (up to maximum statutory rates). The fair market value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

2025 PROXY STATEMENT	B-12	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

17.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of law, and applicable federal law.

17.9.	Paperless Administration.

In the event that the Company establishes for itself or uses the services of a third party, an automated system for the documentation, grant, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, grant, or exercised of Awards by a Participant may be permitted through the use of such automated system.

17.10.	Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan or an Award Agreement, (i) the Company may delay settlement of an Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law and (ii) to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.11.	Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.12.	Transferability of Awards.

17.12.1.	Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

17.12.2.	Family Transfers.

If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

2025 PROXY STATEMENT	B-13	ENPRO INC.

APPENDIX B—ENPRO INC. 2020 EQUITY COMPENSATION PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 2025)

17.13.	Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be granted dividends or dividend equivalent rights with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right shall be set forth in the applicable Award Agreement. Dividend equivalents credited to a Participant may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalent rights vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award (or portion thereof) does not vest (including both time-based and performance-based Awards).

This amendment and restatement of the Plan was adopted by the Board of Directors on February 13, 2025
[and was approved by the shareholders of the Company on April 30, 2025].

2025 PROXY STATEMENT	B-14	ENPRO INC.

2025

Notice of Annual Meeting and Proxy Statement

ENPRO

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000663406_1 R1.0.0.2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Eric A. Vaillancourt 02) William Abbey 03) Allison K.Aden 04) Thomas M. Botts 05) Felix M. Brueck 06) Adele M. Gulfo 07) David L. Hauser 08) John Humphrey 09) Ronald C. Keating 10) Judith A. Reinsdorf Broadridge Corporate Issuer Solutions C/O Enpro Inc. PO Box 1342 Brentwood, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/29/2025 for shares held directly and by 11:59 P.M. ET on 04/27/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/29/2025 for shares held directly and by 11:59 P.M. ET on 04/27/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. On an advisory basis, to approve the compensation to our named executive officers as disclosed in the Proxy Statement. 3. To approve the Enpro Inc. Amended and Restated 2020 Equity Compensation Plan. 4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000663406_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2024 Annual Report to Shareholders and Notice & Proxy Statement are available at www.proxyvote.com ENPRO INC. Annual Meeting of Shareholders April 30, 2025 11:30 am (Eastern Time) This proxy is solicited by the Board of Directors The undersigned hereby appoints Eric A. Vaillancourt, Joseph F. Bruderek and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Enpro Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at 5605 Carnegie Blvd, Suite 500, Charlotte, North Carolina, on Wednesday, April 30, 2025, at 11:30 am (Eastern Time) or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enpro.com/shareholder-meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side